                                                                 EXHIBIT 4(c)(1)





________________________________________________________________________________




                           PARTICIPATION AGREEMENT
                          (Phillips Trust No. 94-__)

                     Dated as of ________________,  1994

                                    among

                         PHILLIPS PETROLEUM COMPANY,
                                  as Lessee

                          WILMINGTON TRUST COMPANY,
                               as Owner Trustee

                          _________________________,
                             as Owner Participant

               SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION,
                             as Indenture Trustee

                                     and

                          ________________________,
                         as Interim Loan Participant

                           Transportation Equipment

                        COVERED HOPPERS AND TANK CARS





________________________________________________________________________________

                               TABLE OF CONTENTS



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SECTION 1.          DEFINITIONS; INTERPRETATION OF THIS AGREEMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.1            Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.2            Directly or Indirectly  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

SECTION 2.          SALE AND PURCHASE; PARTICIPATION IN THE EQUIPMENT COST;
                    CLOSING; TRANSACTION COSTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.1            Sale and Purchase   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.2            Participation in Equipment Cost   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.3            Closing Date; Procedure for Participation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     2.4            Owner Participant's Instructions to the Owner Trustee; Satisfaction of Conditions   . . . . . . . . . .   6
     2.5            Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     2.6            Calculation of Adjustments to Basic Rent, Stipulated Loss Value and
                    Termination Value; Confirmation and Verification  . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     2.7            Postponement of Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

SECTION 3.          REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     3.1            Representations and Warranties of the Owner Trustee   . . . . . . . . . . . . . . . . . . . . . . . . .  14
     3.2            Representations and Warranties of the Lessee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     3.3            Representations and Warranties of the Indenture Trustee   . . . . . . . . . . . . . . . . . . . . . . .  20
     3.4            Representations, Warranties and Covenants Regarding Beneficial Interest   . . . . . . . . . . . . . . .  22
     3.5            Representations and Warranties of the Interim Loan Participant  . . . . . . . . . . . . . . . . . . . .  22
     3.6            Representations and Warranties of the Owner Participant   . . . . . . . . . . . . . . . . . . . . . . .  23
     3.7            Opinion Acknowledgment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

SECTION 4.          CLOSING CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     4.1            Conditions Precedent to Investment by Each Participant  . . . . . . . . . . . . . . . . . . . . . . . .  25
     4.2            (Intentionally Omitted.)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     4.3            Additional Conditions Precedent to Investment by Owner Participant  . . . . . . . . . . . . . . . . . .  29
     4.4            Conditions Precedent to the Obligation of the Lessee  . . . . . . . . . . . . . . . . . . . . . . . . .  30

SECTION 5.          FINANCIAL AND OTHER REPORTS OF THE LESSEE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

SECTION 6.          CERTAIN COVENANTS OF THE PARTICIPANTS, THE TRUSTEES AND THE LESSEE  . . . . . . . . . . . . . . . . . .  33
     6.1            Restrictions on Transfer of Beneficial Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
     6.2            Lessor's Liens Attributable to the Owner Participant  . . . . . . . . . . . . . . . . . . . . . . . . .  36


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     6.3            Lessor's Liens Attributable to the Owner Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     6.4            Liens Created by the Indenture Trustee, the Loan Participants and the Pass Through Trustee  . . . . . .  38
     6.5            Covenants of Owner Trustee, Owner Participant and Indenture Trustee   . . . . . . . . . . . . . . . . .  39
     6.6            Amendments to Operative Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
     6.7            Merger Covenant   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
     6.8            Rent Sufficiency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
     6.9            Pass Through Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     6.10           Environmental Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

SECTION 7.          LESSEE'S INDEMNITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     7.1            General Tax Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     7.2            General Indemnification and Waiver of Certain Claims  . . . . . . . . . . . . . . . . . . . . . . . . .  49

SECTION 8.          LESSEE'S RIGHT OF QUIET ENJOYMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

SECTION 9.          SUCCESSOR INDENTURE TRUSTEE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

SECTION 10.         MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
     10.1           Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
     10.2           Refinancing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
     10.3           Lessee's Assumption of the Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
     10.4           Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
     10.5           Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
     10.6           No Guarantee of Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
     10.7           Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
     10.8           Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
     10.9           GOVERNING LAW   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
     10.10          Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     10.11          Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     10.12          Headings and Table of Contents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     10.13          Limitations of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     10.14          Confidentiality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
     10.15          Survival of Indemnities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

EXHIBITS

Exhibit A -             Form of Certificate of Acceptance
Exhibit B -             Form of Bill of Sale
Exhibit C -             Form of Transferee's Parent Guaranty
Exhibit D -             Form of Assignment and Assumption Agreement
Exhibit E-1 -           Form of Opinion of Counsel to Assignee
Exhibit E-2 -           Form of Opinion of Counsel to Assignee Guarantor
Exhibit F -             Form of Participation Agreement Supplement
Exhibit G -             Form of Underwriting Agreement
Exhibit H -             Form of Pass Through Trust Agreement

SCHEDULES

Schedule 1 -        Description of Equipment
Schedule 2 -        Participant's Commitments
Schedule 3 -        Rental Factors
Schedule 4 -        Stipulated Loss Values
Schedule 5 -        Termination Values
Schedule 6 -        Early Buyout Dates and Early Buyout Prices
Schedule 7 -        Percentage of Total Equipment Cost Financed By Equipment
                    Notes

                                                                 EXHIBIT 4(c)(1)

                            PARTICIPATION AGREEMENT


                 This PARTICIPATION AGREEMENT (Phillips Trust No. 94-__) dated as of ________________, 1994 (this "Agreement"), among (i) PHILLIPS PETROLEUM COMPANY, a Delaware corporation (herein, together with its successors and assigns, called the "Lessee"), (ii) WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity except as expressly stated herein, but solely as trustee under the Trust Agreement (as hereinafter defined) (herein in such capacity, together with its successors and assigns, called the "Owner Trustee"), (iii) _______________ _________________, a North
Carolina corporation (herein, together with its successors and assigns, called the "Owner Participant"), (iv) SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, as trustee under the Indenture (as defined below) (herein in such capacity, together with its successors and assigns, called the "Indenture Trustee"), and (v) ______________, a _________________
banking corporation (herein in such capacity, together with its successors and assigns, called the "Interim Loan Participant").


                             W I T N E S S E T H :


                 WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Participant has entered into the Trust Agreement (Phillips Trust No. 94-__) with the Owner Trustee in its individual capacity pursuant to which the Owner Trustee agrees, among other things, (i) to hold the Trust Estate for the benefit of the Owner Participant thereunder on the terms specified in the Trust Agreement, subject, however, to the Lien created under the Indenture and, (ii) subject to the terms and conditions hereof, to purchase on behalf of the Trust the Equipment described in Schedule 1 hereto from the Lessee and concurrently therewith lease such Equipment to the Lessee;

                 WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Trustee has entered into the Indenture with the Indenture Trustee pursuant to which the Owner Trustee agrees, among other things, for the benefit of the holder or holders of the Equipment Notes, to issue on behalf of the Trust to the Interim Loan Participant, the Equipment Notes as evidence of the loan made by the Interim Loan Participant participating in the financing of the Equipment Cost for the Equipment;

                 WHEREAS, pursuant to the terms of the Trust Agreement, the Owner Trustee is authorized and directed by the Owner Participant (i) to accept delivery of the Bill of Sale evidencing the purchase and transfer of title of each Unit of the Equipment to the Owner Trustee and (ii) to execute and deliver the Lease relating to the Equipment pursuant to which, subject to the terms and conditions set forth therein, the Owner Trustee agrees to lease to the Lessee, and the Lessee agrees to lease from the Owner Trustee, each Unit of Equipment to be delivered on the Closing Date, such lease of Equipment of a Class to be evidenced by the execution and delivery of a Lease Supplement to the Lease covering such Class and such Units;

                 WHEREAS, concurrently with the execution and delivery of this Agreement, the Lessee and the Owner Participant have entered into the Tax Indemnity Agreement relating to the Equipment;

                 WHEREAS, the proceeds from the loan evidenced by the Equipment Notes and made by the Interim Loan Participant will be applied, together with the equity contribution made by the Owner Participant pursuant to this Agreement, to effect the purchase of the Equipment contemplated hereby;

                 WHEREAS, on the Refinancing Date, pursuant to one or more Pass Through Trust Agreements, one or more grantor trusts will be created in order to facilitate the refinancing of the Equipment Notes issued to the Interim Loan Participant on the Closing Date;

                 WHEREAS, on the Refinancing Date, the Pass Through Trustee shall execute and deliver the Participation Agreement Supplement pursuant to which the Pass Through Trustee shall become a party to this Agreement; and

                 WHEREAS, on the Refinancing Date, pursuant to the Indenture, the Owner Trustee shall issue Equipment Notes on behalf of the Trust to the Pass Through Trustee (acting on behalf of one or more grantor trusts and as Loan Participant), and the proceeds of such Equipment Notes, together with other amounts payable pursuant to the Operative Agreements, shall be applied to the payment in full of all principal, interest and other amounts owing in respect of the Equipment Notes issued to the Interim Loan Participant.



                 NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

SECTION 1.                DEFINITIONS; INTERPRETATION OF THIS AGREEMENT

                 1.1 Definitions. The capitalized terms used in this Agreement (including the foregoing recitals) and not otherwise defined herein shall have the respective meanings specified in Appendix A hereto, unless the context hereof shall otherwise require. All references to Sections, Schedules and Exhibits herein are to Sections, Schedules and Exhibits of this Agreement unless otherwise indicated.

                 1.2 Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

SECTION 2. SALE AND PURCHASE; PARTICIPATION IN THE EQUIPMENT COST; CLOSING; TRANSACTION COSTS

                 2.1 Sale and Purchase. Subject to the terms and conditions hereof and on the basis of the representations and warranties set forth herein, the Lessee agrees to sell to the Owner Trustee and the Owner Trustee agrees to purchase from the Lessee, the Units described in Schedule 1 as hereinafter provided, and in connection therewith, the Owner Trustee agrees to pay to the Lessee the cost for each Unit as specified in Schedule 1; provided, however, that the Owner Trustee shall not be obligated to purchase on the Closing Date any Unit that is destroyed, damaged, defective, in unsuitable condition or otherwise unacceptable to the Lessee for lease pursuant to the Lease. The Lessee shall deliver the Equipment to the Owner Trustee and the Owner Trustee shall accept such delivery on a single delivery date as more fully provided herein (the "Closing Date"); provided that the Closing Date shall occur on or prior to ______________, 1994.

                 2.2      Participation in Equipment Cost.

                 (a) Equity Participation. Subject to the terms and conditions hereof and on the basis of the representations and warranties set forth herein, on the Closing Date, the Owner Participant agrees to participate in the payment of the Equipment Cost for the Units delivered on the Closing Date by making an equity investment in the beneficial ownership of such Units in the amount equal to the product of the aggregate Equipment Cost for the Units delivered on the Closing Date and the percentage set forth opposite the Owner Participant's name in Schedule 2 (the Owner Participant's "Commitment"). The aggregate amount of the Owner Participant's Commitment shall not exceed $___________. The Owner Participant's Commitment shall be paid on the Closing Date to the Indenture Trustee to be held and applied by the Indenture Trustee toward the payment of the Equipment Cost for the Units as provided in Section 2.3.

                 (b) Debt Participation. Subject to the terms and conditions hereof and on the basis of the representations and warranties set forth herein, on the Closing Date, the Loan Participant agrees to participate in the payment of the Equipment Cost for the Units delivered on the Closing Date by making a secured loan, to be evidenced by the Equipment Notes, to the Owner Trustee in the amount equal to the product of the aggregate

Equipment Cost for the Units delivered on the Closing Date and the percentage set forth opposite the Loan Participant's name in Schedule 2 (the Loan Participant's "Commitment"). The aggregate amount of the Loan Participant's Commitment shall not exceed $________________.

                 (c) Initial Lease Period Interest Payment. The Owner Participant covenants and agrees solely for the benefit of the Lessee that it will advance funds to the Owner Trustee sufficient to pay the interest (the "Initial Lease Period Interest") on the Equipment Notes which accrues during the period from the Closing Date to ____________, 1995. If the Refinancing Date occurs prior to ____________, 1995, then the Owner Participant shall advance such funds to the Owner Trustee in two installments, with the first installment due on the Refinancing Date in order to pay the interest which has accrued on the Equipment Notes from and including the Closing Date to but excluding the Refinancing Date and with the second installment due on ____________, 1995 in order to pay the interest which has accrued on the Equipment Notes from and including the Refinancing Date to but excluding ____________, 1995. If the Refinancing Date does not occur prior to ____________, 1995, then the Owner Participant shall advance funds to the Owner Trustee in a single installment on ____________, 1995 in order to pay the interest which has accrued on the Equipment Notes from and including the Closing Date to but excluding ____________, 1995. The Lessee shall provide the Owner Participant with at least three days advance notice of the date and amount of any Initial Lease Period Interest which will be due and payable. The Owner Trustee shall upon receipt of funds advanced by the Owner Participant pursuant to this Section 2.2(b) make such funds available to the Indenture Trustee in order to pay the Initial Lease Period Interest. The Owner Participant hereby agrees to the terms and conditions set forth in Section 3.5 of the Lease.

                 2.3      Closing Date; Procedure for Participation.

                 (a) Notice of Closing Date. Not later than 1:00 P.M., New York City time, on the third Business Day preceding the Closing Date, the Lessee shall give the Owner Participant, the Indenture Trustee, the Owner Trustee and the Interim Loan Participant notice (a "Notice of Delivery") by facsimile or other form of telecommunication or telephone (to be promptly confirmed in writing) of the Closing Date, which Notice of Delivery shall specify in reasonable detail the number and type of Units to be delivered on such date, the aggregate Equipment Cost of such Units, and the respective amounts of the Owner Participant's Commitment and the Loan Participant's Commitment required to be paid with respect to such Units, provided if such Units do not constitute all of the units of similar equipment contemplated by the Term Sheet, there shall be no subsequent or additional closing without the consent of all the parties hereto. Prior to 10:00 A.M., New York City time, on the Closing Date, the Owner Participant shall make the amount of the Owner Participant's

Commitment required to be paid on the Closing Date available to the Indenture Trustee, and immediately prior to the delivery and acceptance of the Units specified in Section 2.3(b), the Loan Participant shall make the amount of the Loan Participant's Commitment for the Equipment Cost required to be paid on the Closing Date available to the Indenture Trustee, in either case, by transferring or delivering such amounts, in funds immediately available on the Closing Date, to the Indenture Trustee, either directly to, or for deposit in, the Indenture Trustee's account at Shawmut Bank Connecticut, National Association (ABA No. _____________), for credit to account number ___________. The making available by the Owner Participant of the amount of its Commitment for the Equipment Cost shall be deemed a waiver of the Notice of Delivery by the Owner Participant and the Owner Trustee and the making available by the Loan Participant of the amount of its Commitment for the Equipment Cost shall be deemed a waiver of the Notice of Delivery by the Loan Participant and the Indenture Trustee.

                 (b) Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place beginning at 10:00 A.M., New York City time, on the Closing Date at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, 10017 or at such other place or time as the parties hereto shall agree. Upon receipt by the Indenture Trustee on the Closing Date of the full amount of the Owner Participant's Commitment and Loan Participant's Commitment in respect of the Units delivered on the Closing Date, the Indenture Trustee on behalf of the Owner Trustee shall, subject to the conditions set forth in Sections 4.1 and 4.3 having been fulfilled to the satisfaction of the Owner Participant and the Interim Loan Participant or waived by the Owner Participant and the Interim Loan Participant, pay to the Lessee from the funds then held by the Indenture Trustee, in immediately available funds, an amount equal to the Equipment Cost for the Units delivered on the Closing Date, and simultaneously therewith, (i) the Lessee shall deliver the Units to the Owner Trustee, (ii) the Owner Trustee shall have accepted the Units, such acceptance to be conclusively evidenced by the execution and delivery by the Owner Trustee or its authorized representative (as provided in Section 2 of the Lease) of a Certificate of Acceptance with respect to the Units in the form attached hereto as Exhibit A (a "Certificate of Acceptance"), (iii) the Owner Trustee shall, pursuant to the Lease, lease and deliver the Equipment delivered on the Closing Date to the Lessee, and the Lessee, pursuant to the Lease, shall accept delivery of the Units under the Lease (such lease, delivery and acceptance of the Units under the Lease being conclusively evidenced by the execution and delivery by the Lessee and Owner Trustee of a Lease Supplement to the Lease concerning such Units of Equipment so delivered), and (iv) the Owner Trustee shall execute and deliver the Equipment Notes to the Loan Participant. Each of the Lessee, the Owner Participant, the Owner Trustee, the Loan Participant and the Indenture Trustee hereby agree to take all actions required to be taken by it in connection therewith and pursuant to this Section 2.3(b).

                 2.4 Owner Participant's Instructions to the Owner Trustee; Satisfaction of Conditions.

                 (a) The Owner Participant agrees that the making available to the Indenture Trustee of the amount of its Commitment for the Units delivered on the Closing Date in accordance with the terms of this
Section 2 shall constitute, without further act, authorization and direction by the Owner Participant to the Owner Trustee, subject, on the Closing Date, to the conditions set forth in Sections 4.1 and 4.3 having been fulfilled to the satisfaction of the Owner Participant or waived by the Owner Participant, to take the actions specified in Section 2.1 of the Trust Agreement with respect to the Units on the Closing Date.

                 (b) The Owner Participant agrees, in the case of any Replacement Unit substituted pursuant to Section 11 of the Lease, that the Owner Trustee is authorized and directed to take the actions specified in such
Section 11 of the Lease with respect to such Replacement Unit upon due compliance with the terms and conditions set forth in Section 11 of the Lease with respect to such Replacement Unit.

                 (c) The Owner Participant agrees that the authorization by the Owner Participant or its counsel to the Indenture Trustee to release to the Lessee the Owner Participant's Commitment with respect to the Units delivered on the Closing Date shall constitute, without further act, notice and confirmation that all conditions to closing set forth in Sections 4.1 and 4.3 were either met to the satisfaction of the Owner Participant or, if not so met, were waived by it with respect to such Units.

                 2.5      Expenses.

                 (a) If the Owner Participant shall have made its investment provided for in Section 2.2 and the transactions contemplated by this Agreement are consummated, either the Owner Participant will promptly pay, or the Owner Trustee will promptly pay, with funds the Owner Participant hereby agrees to pay to the Owner Trustee, the following (the "Transaction Costs") if evidenced by an invoice in form reasonably satisfactory to the Owner Participant delivered to the Owner Participant prior to the Basic Term Commencement Date (it being understood and agreed that all Transaction Costs will be incurred either in connection with the closing of the Overall Transaction or with the refinancing of the Equipment Notes to occur on the Refinancing Date):

                      (i) the cost of reproducing and printing the Operative Agreements, the Equipment Notes, the Pass Through Certificates and the offering materials relating to the Pass

         Through Certificates, including all costs and fees in connection with the initial filing and recording of the Lease, the Indenture and any other document required to be filed or recorded pursuant to the provisions hereof or of any other Operative Agreement and the fees and expenses of the rating agencies in connection with rating the Pass Through Certificates;

                      (ii) the reasonable fees and expenses of Moore & Van Allen, special counsel for the Owner Participant, for their services rendered in connection with the Overall Transaction and the refinancing of the Equipment Notes to occur on the Refinancing Date;

                     (iii) the fees, expenses and disbursements of the Underwriters in connection with the offer and sale of the Pass Through Certificates;

                      (iv) the fees, expenses and disbursements of Chemical Securities, Inc., as equity placement agent for the Lessee, for their services rendered in connection with the Overall Transaction and the refinancing of the Equipment Notes to occur on the Refinancing Date;

                       (v) the reasonable fees and expenses of Cravath, Swaine & Moore, special counsel for the Interim Loan Participant and the Underwriters, for their services rendered in connection with the Overall Transaction and the refinancing of the Equipment Notes to occur on the Refinancing Date;

                      (vi) the reasonable fees and expenses of Shipman & Goodwin, special counsel for the Indenture Trustee, for their services rendered in connection with the Overall Transaction and the refinancing of the Equipment Notes to occur on the Refinancing Date;

                     (vii) the reasonable fees and expenses of Potter Anderson & Corroon, special counsel for the Owner Trustee, for their services rendered in connection with the Overall Transaction and the refinancing of the Equipment Notes to occur on the Refinancing Date;

                    (viii) the reasonable fees and expenses of Shipman & Goodwin, special counsel for the Pass Through Trustee, for their services rendered in connection with the Overall Transaction and the refinancing of the Equipment Notes to occur on the Refinancing Date;

                      (ix) the reasonable fees and expenses of Simpson Thacher & Bartlett, special counsel for the Lessee, for their services rendered in connection with the Overall Transaction and the refinancing of the Equipment Notes to occur on the Refinancing Date;

                       (x) the fees and expenses of the Owner Trustee incurred in connection with the closing of the Overall Transaction and the refinancing of the Equipment Notes to occur on the Refinancing Date;

                      (xi) the initial fees and expenses of the Indenture Trustee incurred in connection with the closing of the Overall Transaction and the refinancing of the Equipment Notes to occur on the Refinancing Date;

                     (xii) the initial fees and expenses of the Pass Through Trustee;

                    (xiii) the reasonable fees and expenses of Deloitte & Touche Valuation Group, for their services rendered in connection with delivering the Appraisal required by Section 4.3(a); and

                     (xiv) the costs incurred in connection with any adjustment pursuant to Section 2.6(a), other than clause (C) thereof; and

                      (xv) the reasonable fees and expenses of Donelan, Cleary, Wood, & Maser, P.C., special ICC counsel, for their services rendered in connection with the Overall Transaction;

provided that the Lessee reserves the right (A) to pay directly all or a portion of the Transaction Costs specified in clauses (iii), (iv) and (ix) above and (B) to pay directly any other Transaction Costs in excess of ____% of Total Equipment Cost, provided that the amount of Transaction Costs paid directly by the Lessee pursuant to this clause (B) shall not exceed the excess, if any, of (1) $__________ over (2) the amount of Transaction Costs paid directly by the Lessee pursuant to clause (A), provided, further, that the aggregate amount of Transaction Costs shall not exceed _____% of Total Equipment Cost without the consent of the Owner Participant not to be unreasonably withheld. Notwithstanding the foregoing, Transaction Costs shall not include internal costs and expenses such as salaries and overhead of whatsoever kind or nature nor costs incurred by parties to this Participation Agreement pursuant to arrangements with third parties for services (other than those expressly referred to above), such as computer time procurement, financial analysis and consulting, advisory services, and costs of a similar nature.

                 (b) Upon the consummation of the transactions contemplated by this Agreement, the Lessee agrees to pay, to the extent such fees and expenses do not constitute Transaction Costs as specified in Section 2.5(a), when due: (i) the reasonable expenses (including legal fees and expenses) of the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Participants incurred subsequent to the delivery of the Equipment on the Closing Date, in connection with any supplements, amendments, modifications or alterations of any of the Operative Agreements which are (A) requested by, or necessitated by action on the part of, the Lessee or entered into in connection with, or as a result of, a Lease Default or a Lease Event of Default or (B) required or contemplated by any Operative Agreement (including costs incurred in connection with any adjustment pursuant to Section 2.6); (ii) the ongoing fees and expenses (including legal fees and expenses) of the Owner Trustee under the Operative Agreements; (iii) the ongoing fees and expenses of the Indenture Trustee under the Operative Agreements; and (iv) the ongoing fees and expenses of the Pass Through Trustee under the Operative Agreements; and (v) the reasonable fees and expenses of any separate owner trustee or co-trustee appointed pursuant to the Trust Agreement as a result of any requirement of law or if otherwise required by any Operative Agreement or if requested or consented to by the Lessee. The Lessee also agrees to pay all amounts constituting Transaction Costs which the Owner Participant is not required to pay by reason of the second proviso of Section 2.5(a).

                 (c) Subject to the next sentence, if the transactions contemplated hereby are not consummated for any reason, the Lessee shall pay all Transaction Costs. Notwithstanding anything contained herein to the contrary, if the transactions contemplated hereby are not consummated solely as a result of (A) the Owner Participant's default in its obligations to consummate the transactions hereunder or (B) the Owner Participant's failure to make its equity investment as required by Section 2.2(a) after the conditions specified in Section 4 have been satisfied or waived by it in writing (other than conditions the satisfaction of which are solely in the control of the Owner Participant), the Owner Participant shall pay its own fees and expenses and the fees and expenses of its legal counsel.

                 (d)      Notwithstanding the foregoing provisions of this
Section 2.5, except as specifically provided in Section 7.2 or in any other Operative Agreement, the Lessee shall have no liability for any costs or expenses relating to any voluntary transfer of the Owner Participant's interest in the Equipment (other than in connection with the exercise of remedies as provided in Section 15 of the Lease) and no such costs or expenses shall constitute Transaction Costs and the Lessee will not have any obligation with respect to the costs and expenses resulting from any such transfer of any equity interest by any transferee of the Owner Participant, whenever occurring.

                 2.6 Calculation of Adjustments to Basic Rent, Stipulated Loss Value and Termination Value; Confirmation and Verification.

                 (a) Calculation of Adjustments. In the event that (A) the Transaction Costs paid by the Owner Participant pursuant to Section 2.5 are less or more than ____% of the Total Equipment Cost or (B) prior to the acceptance of the Equipment on the

Closing Date: (1) there shall have occurred a Change in Tax Law and (2) after having been advised in writing by the Owner Participant of such Change in Tax Law and the proposed adjustment to the payments of Basic Rent resulting therefrom, the Lessee shall have waived its right under Section 4.4(f) of this Agreement to decline to proceed with the transaction, or (C) a refinancing or refunding as contemplated by Section 10.2 occurs, or (D) the Closing Date is other than _______________, 1994, or (E) the Debt Rate applicable to the Equipment Notes is other than ____%, or (F) the percentage of Total Equipment Cost for each Class of Equipment financed by the issuance of Equipment Notes is other than as set forth in Schedule 7, (clauses (A)-(F), collectively, the "Pricing Assumptions"), then, in each such case of a Pricing Assumption not being correct, the Owner Participant shall recalculate the payments or amounts, as the case may be, of Basic Rent, the Early Buy-Out Price, Stipulated Loss Values and Termination Values in respect of the Units of each Class of Equipment, (i) to preserve the Net Economic Return that the Owner Participant would have realized had such Pricing Assumption been correct (or, if such adjustment results from the Closing Date occurring after _____________ __, 1994, to increase the Net Economic Return that the Owner Participant will realize by ___ basis points over the Net Economic Return that the Owner Participant would have realized had the Closing Date occurred on ______________, 1994) and (ii) to minimize to the greatest extent possible, consistent with the foregoing clause (i), the present value (discounted semiannually at an interest rate per annum equal to the Debt Rate) of the payments of Basic Rent in respect of the Units of each Class of Equipment, provided that any such adjustment will not cause the average life of the Owner Participant's investment to increase by more than six months nor cause the pay-back period for the Owner Participant's investment to increase by more than three months provided, further, that any such adjustment shall not cause a decrease in the Early Buy-Out Price except to the extent such decrease is attributable to a reduction in the principal amount of the Equipment Notes which will be outstanding on the Early Buy-Out Date. In performing any such recalculation and in determining the Owner Participant's Net Economic Return, the Owner Participant shall utilize the same methods and assumptions originally used in making the computations of Basic Rent, the Early Buy-Out Price, Stipulated Loss Values and Termination Values in respect of the Units of each Class of Equipment with respect to the Basic Term for such Units initially set forth in Schedules 3, 4, 5 and 6 to this Participation Agreement (other than those assumptions changed as a result of any of the events described in clauses
(A) through (F) of the preceding sentence necessitating such recalculation; it being agreed that such recalculation shall reflect solely any changes of assumptions or facts resulting directly from the event or events necessitating such recalculation). Such adjustments shall comply (to the extent the original structure complied) with section 467 of the Code (or if section 467 is amended subsequent to the Closing Date, to the extent the original structure would have complied with section 467, as amended, the adjustment shall comply with section 467, as amended) and the requirements of Revenue Procedure 75-28, as amended.

                 (b) Confirmation and Verification. Upon completion of any recalculation described above in this Section 2.6, a duly authorized officer of the Owner Participant shall provide a certificate to the Lessee either (x) stating that the payments of Basic Rent, Early Buy-Out Price, Stipulated Loss Values and Termination Values in respect of the Units of each Class of Equipment with respect to the Basic Term for such Units as are then set forth in Schedules 3, 4, 5 and 6 of this Participation Agreement do not require change, or (y) setting forth such adjustments to the payments of Basic Rent, Early Buy-Out Price, Stipulated Loss Values or Termination Values for such Units with respect to the Basic Term for such Units as have been calculated by the Owner Participant in accordance with Section 2.6(a) above. Such certificate shall describe in reasonable detail the basis for any such adjustments. If the Lessee shall so request, the recalculation of any such adjustments described in this Section 2.6 shall be verified by a nationally recognized firm of independent accountants selected by the Owner Participant and reasonably acceptable to the Lessee, and any such recalculation of such adjustment as so verified shall be binding on the Lessee and the Owner Participant; provided the Owner Participant shall be afforded the opportunity to review such calculations and discuss any objections it may have with respect thereto with such accountants, and errors, if any, shall be corrected by the firm of accountants. Such accounting firm shall be requested to make its determination within 30 days. The Owner Participant shall provide to a representative of such accounting firm, on a confidential basis, such information as it may reasonably require, including the original assumptions used by the Owner Participant and the methods used by the Owner Participant in the original calculation of, and any recalculation of, Basic Rent, Early Buy-Out Price, Stipulated Loss Values and Termination Values and such other information as is necessary to determine whether the computation is accurate and in conformity with the provisions of this Agreement. The costs of such verification shall be borne by the Lessee. If such accounting firm's verification shall result in a decrease in the net present value of the Basic Rent in respect of the Units of any Class of Equipment under this Lease by more than __ basis points, as compared to the net present value of Basic Rent proposed by the Owner Participant, or shall result in a reduction in any Stipulated Loss Value, Termination Value or the Early Buy-Out Price in respect of any such Units by more than __ basis points, as compared to the value proposed by the Owner Participant, then the Owner Participant agrees to reimburse the Lessee for any amounts paid for such verification.

                 (c) Notwithstanding the foregoing, any adjustment made to the payments of Basic Rent, Early Buy-Out Price, Stipulated Loss Values or Termination Values with respect to the Basic Term, pursuant to the foregoing, shall comply with the following requirements: (i) adjustments of payments of Basic Rent shall be subject to
Section 6.8, and (ii) adjustments of the Early Buy-Out Price, Stipulated Loss Values and Termination Values for any Unit shall be subject to Section 6.8.

                 (d) Invoices. All invoices in respect of Transaction Costs shall be directed to the Owner Participant at the address set forth in
Schedule 7.

                 2.7 Postponement of Closing Date. (a) The scheduled Closing Date specified in the Notice of Delivery (or subsequently specified in a notice of postponement pursuant to this Section 2.7) may be postponed for any reason (but to no later than ______________, 1994) if the Lessee gives the Owner Participant, the Indenture Trustee, the Interim Loan Participant and the Owner Trustee facsimile or telephonic (confirmed in writing) notice of the postponement and notice of the date to which such Closing Date has been postponed, the notice of postponement to be received by each party no later than 5:30 P.M., New York City time, on the scheduled Closing Date specified in the Notice of Delivery (or subsequently specified in a notice of postponement pursuant to this Section 2.7), and the term "Closing Date" as used in this Agreement shall mean the postponed "Closing Date".

                 (b) In the event of any postponement of a scheduled Closing Date pursuant to this Section 2.7 (any such scheduled Closing Date being referred to as a "Scheduled Closing Date" for the purposes of this
Section 2.7): (i) the Lessee will reimburse the Owner Participant and the Interim Loan Participant for the loss of the use of their respective funds deposited with the Indenture Trustee pursuant to Section 2.3(a) with respect to each such Unit occasioned by such postponement or failure to deliver or accept (unless, in the case of the Owner Participant's funds, such failure to accept is caused by a default by the Owner Participant hereunder or by the Owner Trustee (acting pursuant to instructions from the Owner Participant) under the Trust Agreement, the Lease or the Indenture) by paying to the Owner Participant and the Interim Loan Participant, respectively, on demand interest at the Prime Rate, for the period from and including such Scheduled Closing Date to but excluding the earlier of the date upon which such funds are returned (unless such funds are returned after 10:00 A.M., New York City time, in which case such date of return shall be included) or the actual date of delivery, and (ii) the Indenture Trustee will return not later than 10:00 A.M. New York City time, on the first Business Day following such Scheduled Closing Date, any funds which it shall have received from the Owner Participant and the Interim Loan Participant, respectively, as its Commitment for such Units, absent joint instruction from Lessee, the Owner Participant and the Interim Loan Participant to retain such funds until the specified date of postponement established under
Section 2.7(a).

                 (c) The Indenture Trustee agrees that, in the event it has received telephonic notice (to be confirmed promptly in writing) from the Lessee on a Scheduled Closing Date that such Scheduled Closing Date is to be postponed, it will if instructed in the aforementioned notice from the Lessee (which notice shall specify the securities to be purchased) use reasonable best efforts to invest, at the risk of the Lessee (except as provided below with respect to the Indenture Trustee's gross negligence or willful misconduct), the funds received by it from the Owner Participant and the Interim Loan Participant with respect to their respective Commitments in Permitted Investments in accordance with Lessee's instructions. Any such Permitted Investments purchased by the Indenture Trustee upon instructions from the Lessee shall be held in trust by the Indenture Trustee (but not as part of the Indenture Estate under the Indenture) for the benefit of the Owner Participant and the Interim Loan Participant, respectively, whose funds are invested in Permitted Investments upon instructions from the Lessee and any net profits on the investment of such funds (including interest), if any, shall be for the account of and shall on the Closing Date, or on the date such funds are returned to the Owner Participant and the Interim Loan Participant, respectively, be paid over to, the Lessee. The Lessee shall pay to the Indenture Trustee on the Closing Date (if such Unit or Units are delivered and accepted pursuant hereto) the amount of any net loss on the investment of such funds invested at the instruction of the Lessee. If the funds furnished by the Owner Participant and the Interim Loan Participant, respectively, with respect to such Unit or Units are required to be returned to the Owner Participant and the Interim Loan Participant, respectively, the Lessee shall, on the date on which such funds are so required to be returned, reimburse the Indenture Trustee, for the benefit of the Owner Participant and the Interim Loan Participant, respectively, for any net losses incurred on such investments regardless of the cause of, or responsibility for, such loss. The Indenture Trustee shall not be liable for failure to invest such funds or for any losses incurred on such investments except for its own willful misconduct or gross negligence. In order to obtain funds for the payment of Equipment Cost for such Unit or Units or to return funds furnished by the Owner Participant and the Interim Loan Participant, respectively, to the Indenture Trustee for the benefit of the Owner Participant and the Interim Loan Participant, respectively, with respect to such Unit or Units, the Indenture Trustee is authorized to sell any Permitted Investments purchased as aforesaid with the funds received by it from the Owner Participant and the Interim Loan Participant, respectively, in connection with such Unit or Units.

                 (d) Notwithstanding the provisions of Section 2.7(a), the Owner Participant and the Interim Loan Participant, respectively shall not be under any obligation to make its Commitment available beyond 1:00 P.M. New York City time, on _____________, 1994.

SECTION 3.                REPRESENTATIONS AND WARRANTIES

                 3.1 Representations and Warranties of the Owner Trustee. The Owner Trustee, both in its individual capacity and as Owner Trustee, represents and warrants to the Owner Participant, the Interim Loan Participant, each of the other Trustees and the Lessee, notwithstanding the provisions of
Section 10.13 or any similar provision in any other Operative Agreement, that, as of the date hereof:

                 (a) the Owner Trustee, in its individual capacity, is a banking corporation duly organized and validly existing in good standing under the laws of Delaware, has full corporate power and authority to carry on its business as now conducted and to enter into and perform its obligations hereunder and under the Trust Agreement and (assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant) has full power and authority, as Owner Trustee and/or, to the extent expressly provided herein or therein, in its individual capacity, to enter into and perform its obligations under each of the Owner Trustee Agreements;

                 (b) the Owner Trustee, in its individual capacity, has duly authorized, executed and delivered the Trust Agreement and (assuming the due authorization, execution and delivery of the Trust Agreement by the Owner Participant) the Owner Trustee in its trust capacity and, to the extent expressly provided therein, in its individual capacity, has duly authorized, executed and delivered each of the other Owner Trustee Agreements and, as of the Closing Date, the Equipment Notes, the Lease Supplement and the Indenture Supplement to be delivered on the Closing Date; and the Trust Agreement constitutes a legal, valid and binding obligation of the Owner Trustee, in its individual capacity, enforceable against it in its individual capacity in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity;

                 (c) assuming the due authorization, execution and delivery of the Trust Agreement by the Owner Participant, each of the Owner Trustee Agreements (other than the Trust Agreement) to which it is a party constitutes, or when entered into will constitute, a legal, valid and binding obligation of the Owner Trustee in its individual capacity to the extent such agreements relate to the Owner Trustee in its individual capacity, enforceable against it in its individual capacity, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity;

                 (d) neither the execution and delivery by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of the Owner Trustee Agreements to be delivered on the Closing Date, nor the consummation by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of any of the transactions contemplated hereby or thereby, nor the compliance by the Owner Trustee, in its individual capacity, or as Owner Trustee, as the case may be, with any of the terms and provisions hereof and thereof,
         (i) requires or will require any approval of its stockholders, or approval or consent of any trustees or holders of any indebtedness or obligations of it in its individual capacity, or (ii) violates or will violate its certificate of incorporation or by-laws, or contravenes or will contravene any provision of, or constitutes or will constitute a default under, or results or will result in any breach of, any indenture, mortgage, chattel mortgage, deed of trust, conditional sale contract, bank loan or credit agreement, license or other agreement or instrument to which the Owner Trustee in its individual capacity is a party or by which it is bound, or contravenes or will contravene any law, governmental rule or regulation of the State of Delaware or of the United States of America governing the banking or trust powers of the Owner Trustee, or any judgment or order applicable to or binding on it;

                 (e) there are no Taxes payable by the Owner Trustee, either in its individual capacity or as Owner Trustee, imposed by the State of Delaware or any political subdivision thereof in connection with the execution and delivery by the Owner Trustee in its individual capacity of the Trust Agreement, and, in its individual capacity or as Owner Trustee, as the case may be, of this Agreement, the other Owner Trustee Agreements to be delivered on the Closing Date solely because the Owner Trustee in its individual capacity is a corporation with its principal place of business in Wilmington, Delaware and performs certain of its duties as Owner Trustee in the State of Delaware; and there are no Taxes payable by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, imposed by the State of Delaware or any political subdivision thereof in connection with the acquisition of its interest in the Equipment (other than franchise or other taxes based on or measured by any fees or compensation received by the Owner Trustee for services rendered in connection with the transactions contemplated hereby) solely because the Owner Trustee in its individual capacity is a corporation with its principal place of business in Wilmington, Delaware and performs certain of its duties as Owner Trustee in the State of Delaware;

                 (f) there are no pending or, to its knowledge, threatened actions or proceedings against the Owner Trustee, either in its individual capacity or as Owner Trustee, before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, to perform its obligations under the Trust Agreement or the other Owner Trustee Agreements to be delivered on the Closing Date;

                 (g) both its chief executive office, and the place where its records concerning the Equipment and all its interest in, to and under all documents relating to the Trust Estate, are located at Wilmington, Delaware 19890, and the Owner Trustee, in its individual capacity, agrees to give the Owner Participant, the Indenture Trustee and the Lessee at least 30 days prior written notice of any relocation of said chief executive office or said place from its present location;

                 (h) no consent, approval, order or authorization of, giving of notice to, or registration with, or taking of any other action in respect of, any Delaware or local governmental authority or agency or any United States federal governmental authority or agency regulating the banking or trust powers of the Owner Trustee, in its individual capacity, is required for the execution and delivery of, or the carrying out by, the Owner Trustee in its individual capacity or as Owner Trustee, as the case may be, of any of the transactions contemplated hereby or by the Trust Agreement or of any of the transactions contemplated by any of the other Owner Trustee Agreements, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, given or taken;

                 (i) on the Closing Date, the Owner Trustee's right, title and interest in and to the Equipment delivered on the Closing Date shall be free of any Lessor's Liens attributable to the Owner Trustee in its individual capacity;

                 (j) the proceeds received by the Owner Trustee from the Owner Participant pursuant to the Trust Agreement will be administered by it in accordance with Article IV of the Trust Agreement; and

                 (k) the Owner Trustee shall receive from the Lessee such title as is conveyed to it by the Lessee, subject to the rights of the Owner Trustee and the Lessee under the Lease and the security interest created pursuant to the Indenture and the Indenture Supplement in respect of the Units delivered on the Closing Date.

                 3.2 Representations and Warranties of the Lessee. The Lessee represents and warrants to the Interim Loan Participant, the Trustees and the Owner Participant that, as of the date hereof:

                 (a) the Lessee is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has the corporate power and authority to carry on its business as now conducted, and has the requisite power and authority to execute, deliver and perform its obligations under the Lessee Agreements;

                 (b) the Lessee Agreements have been duly authorized by all necessary corporate action (no shareholder approval being required), executed and delivered (or in the case of the Lease Supplement in respect of the Units delivered on the Closing Date will on the Closing Date have been duly executed and delivered) by the Lessee, and constitute (or in the case of the Lease Supplement in respect of the Units delivered on the Closing Date will on the Closing Date constitute) the legal, valid and binding obligations of the Lessee, enforceable against the Lessee in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity;

                 (c) the execution, delivery and performance by the Lessee of each Lessee Agreement and compliance by the Lessee with all of the provisions thereof do not and will not contravene any law or regulation, or any order of any court or governmental authority or agency applicable to or binding on the Lessee or any of its properties, or contravene the provisions of, or constitute a default by the Lessee under, or result in the creation of any Lien (except for Permitted Liens) upon the property of the Lessee under its certificate of incorporation or by-laws or any indenture, mortgage, contract or other agreement or instrument to which the Lessee is a party or by which the Lessee or any of its property is bound or affected;

                 (d) there are no proceedings pending or, to the knowledge of the Lessee, threatened against the Lessee in any court or before any governmental authority or arbitration board or tribunal (i) in which it is probable that an adverse decision will be rendered in a matter for which no adequate provision has been made which could reasonably be expected to materially adversely affect the business, consolidated financial position or consolidated results of operations and cash flows of the Lessee or (ii) which in any manner draws into question the validity of, or seeks to restrain the transactions contemplated by the Lessee Agreements or (iii) which affects its ability to perform its obligations under the Lessee Agreements;

                 (e) the consolidated balance sheet of the Lessee and its consolidated subsidiaries as of December 31, 1993, and the related consolidated statements of income, cash flow and changes in common stockholders' equity for the fiscal year ended on such date reported on by Ernst & Young and set forth in the Lessee's 1993 Form 10-K, as filed with the Securities Exchange Commission, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Lessee and its consolidated subsidiaries as of such date and the results of operations of and cashflows for the Lessee and its consolidated subsidiaries for such period. The unaudited consolidated balance sheet of the Lessee and its consolidated subsidiaries as of ____ __, 1994, and the related unaudited consolidated statements of income, cash flow and changes in common stockholders' equity for the six-month period ended ____ __, 1994, fairly present, in conformity with generally accepted accounting principles (except for the absence of footnotes) the financial position of the Lessee and its consolidated subsidiaries as of such date and the results of their operations for the period then ended, subject to normal year-end adjustments. Since ____ __, 1994, there has been no material adverse change in the financial position of the Lessee and its consolidated subsidiaries taken as a whole;

                 (f) no consent, approval or authorization of, or filing, registration or qualification with, or the giving of notice to, any governmental authority or other Person (including, without limitation, any holder of indebtedness or obligations of the Lessee) is required on the part of the Lessee in connection with the execution and delivery by the Lessee of the Lessee Agreements;

                 (g) all filings and other actions necessary or reasonably required to establish and perfect the right, title and interest of the Owner Trustee under the Lease in and to the Equipment and the remainder of the Trust Estate and to perfect the security interest of the Indenture Trustee under the Indenture in the Indenture Estate will have been made on or prior to the Closing Date (except for Uniform Commercial Code financing statements in the process of being filed) and, except as aforesaid, the Indenture will on the Closing Date create a valid and perfected Lien on the Indenture Estate, subject to any Lessor's Liens and Permitted Liens;

                 (h) no Lease Default or Lease Event of Default has occurred and is continuing and to the knowledge of Lessee, no Event of Loss has occurred;

                 (i) the execution and delivery of this Agreement and the other Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not involve any non-exempt prohibited transaction within the meaning of
         Section 406(a) of ERISA or Section 4975(c)(1)(A) through (D) of the Code (such representation being made in reliance on the accuracy of the representation of the Owner Participant in Section 3.6(h) of this Agreement and on the accuracy of the representation of the Interim Loan Participant in Section 3.5(c) of this Agreement;

                 (j) on the Closing Date, Lessee shall have, and the Bills of Sale to be delivered on the Closing Date shall convey, to the Owner Trustee title to the Units being delivered on the Closing Date, free and clear of all Liens except Liens described in clauses (i), (ii) and
         (v) of the definition of "Permitted Liens" and Liens described in clauses (iii) and (iv) of such definition for amounts which are not due and payable;

                 (k) on the Closing Date, the Registration Statement does not contain any untrue statement of a material fact or omit a material fact which would make the statements contained therein misleading;

                 (l) on the Closing Date all sales, use or transfer taxes due and payable upon the purchase of the Equipment by the Lessor and on the lease thereof to the Lessee will have been paid or the Lessee shall be liable for the payment thereof. No fees or other charges in connection with the execution and delivery of the Operative Agreements or the issuance and sale of the Equipment Notes to be delivered on the Closing Date are payable for which the Lessee is not liable;

                 (m) no broker's or finder's or placement fee or commission will be payable with respect to the transactions contemplated by the Operative Agreements as a result of any action by Lessee, except for the fees of Chemical Securities, Inc., which Lessee agrees will be included in Transaction Costs (unless Lessee elects to pay such fees directly pursuant to Section 2.5) and Lessee agrees that it will hold the Owner Participant, the Lessor and the Indenture Trustee harmless from any claim, demand or liability for any other broker's or finder's or placement fees or commission alleged to have been incurred as a result of any action by Lessee in connection with this transaction;

                 (n) none of the proceeds from the issuance of the Equipment Notes or from the acquisition by the Owner Participant of its beneficial interest in the Trust Estate will be used directly or indirectly by Lessee so as to result in a violation of Regulation G or U of the Board of Governors of the Federal Reserve System;

                 (o) no governmental approval of any kind is required by the Owner Participant or the Owner Trustee in connection with its execution, delivery and performance of this Agreement or any Operative Agreement, solely by reason of any fact or circumstance peculiar to the Lessee or the Lessee's proposed operations or use of the Units of Equipment, specifically excluding, however, any consents or approvals required by any statute or regulation governing banks and their operations;

                 (p) the Units of Equipment are fully equipped to operate in commercial service and comply with all material governmental requirements governing the service in which such Units are being, and are anticipated to be, used by Lessee; the Units are in the same condition as when delivered to Lessee by the manufacturer or vendor, ordinary wear and tear excepted, and the Lessee is unaware of any material structural defects in or damage to the Units;

                 (q) the conveyance of the Units of Equipment effected by the Bills of Sale are not void or voidable under any applicable state or federal law (such representation being made in reliance on the accuracy of the representations of the Participants and Trustees contained in this Section 3);

                 (r) it is in compliance with all applicable Environmental Laws relating to the ownership, use, transport, storage, condition, maintenance and operation of the Equipment unless the failure to comply with such Environmental Laws would not materially adversely affect the operations of the Lessee or rights or interests of Lessor in or the Lien of the Indenture on the Equipment or otherwise expose Lessor or the Owner Participant to criminal sanctions or material civil liabilities; and

                  (s) there are no writs, injunctions, decrees, orders or judgements outstanding against the Lessee relating to the ownership, use, transport, storage, condition, maintenance or operation of the Equipment resulting from a violation of any applicable Environmental Law, and there are no lawsuits, proceedings or investigations under any applicable Environmental Law pending or, to the Lessee's knowledge, threatened against Lessee relating to the ownership, use, maintenance or operation of the Equipment.

                 3.3 Representations and Warranties of the Indenture Trustee. The Indenture Trustee represents and warrants to the Interim Loan Participant, the Owner Participant, the Owner Trustee and the Lessee that, as of the date hereof:

                 (a) the Indenture Trustee is a national banking association, duly organized and validly existing and in good standing under the laws of the United States of America and has the full corporate power, authority and legal right under the laws of the United States of America pertaining to its banking, trust and fiduciary powers to execute, deliver and carry out the terms of each of the Indenture Trustee Agreements;

                 (b) the execution, delivery and performance by the Indenture Trustee of each of the Indenture Trustee Agreements have been duly authorized by the Indenture Trustee and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound;

                 (c) the Indenture Trustee Agreements, when executed and delivered, will constitute its legal, valid and binding obligation enforceable against it in accordance with its terms;

                 (d) there are no proceedings pending or, to the knowledge of the Indenture Trustee, threatened, and to the knowledge of the Indenture Trustee there is no existing basis for any such proceedings, against or affecting the Indenture Trustee in or before any court or before any governmental authority or arbitration board or tribunal which, individually or in the aggregate, if adversely determined, might impair the ability of the Indenture Trustee to perform its obligations under the Indenture Trustee Agreements;

                 (e) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body of the United States of America, governing the Indenture Trustee in its trust capacity, is required for the due execution, delivery and performance by the Indenture Trustee of the Indenture Trustee Agreements, except as have been previously obtained, given or taken;

                 (f) the Indenture Trustee is not in default under any of the Indenture Trustee Agreements;

                 (g) neither the Indenture Trustee, nor any Person authorized to act on behalf of the Indenture Trustee, has directly or indirectly offered any interest in the Trust Estate or the Equipment Notes or any security similar to either thereof for sale to, or solicited offers to buy any of the same from, or otherwise approached or negotiated with respect to any of the same with, any Person; and

                 (h) there are no Taxes which may be imposed on or asserted against the Indenture Estate or any part thereof or any interest therein, the Owner Trustee, both in its individual capacity and as Owner Trustee, or the Owner Participant by any state or local government or taxing authority (except Taxes imposed on the fees payable to the Indenture Trustee) required to be paid under the laws of the State of Connecticut in connection with the execution, delivery or performance by the Indenture Trustee of the Indenture Trustee Agreements or the authentication of the Equipment Notes, which Taxes result solely from the participation therein by a national banking association located in the State of Connecticut as Indenture Trustee.

                 3.4 Representations, Warranties and Covenants Regarding Beneficial Interest.

                 (a) The Owner Trustee represents and warrants to the Lessee, each of the other Trustees and the Owner Participant that, as of the date hereof and as of the Closing Date, neither the Owner Trustee nor any Person authorized or employed by the Owner Trustee as agent or otherwise in connection with the placement of the Beneficial Interest or any similar interest has offered any of the Beneficial Interest or any similar interest for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser.

                 (b) The Lessee represents and warrants to the Trustees and the Owner Participant that, as of the date hereof and as of the Closing Date, neither the Lessee nor any Person authorized or employed by the Lessee as agent or otherwise in connection with the placement of the Beneficial Interest or any similar interest has offered any of the Beneficial Interest or similar interest for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any Person other than the Owner Participant and not more than (50) other institutional investors.

                 (c) Each of the Owner Trustee, the Owner Participant and the Lessee agree severally but not jointly and with respect to itself only that neither the Owner Trustee, the Owner Participant nor the Lessee nor anyone acting on behalf of the Owner Trustee, the Owner Participant or the Lessee will offer the Beneficial Interest, or any part thereof or any similar interest for issue or sale to any prospective purchaser, or solicit any offer to acquire any of the Beneficial Interest, or any part thereof so as to bring the issuance and sale of the Beneficial Interest within the provisions of Section 5 of the Securities Act of 1933, as amended.

                 3.5 Representations and Warranties of the Interim Loan Participant. The Interim Loan Participant represents and warrants to the Owner Participant, the Trustees, and the Lessee that, as of the date hereof:

                 (a) this Agreement has been duly authorized, executed and delivered by the Interim Loan Participant; this Agreement constitutes the legal, valid and binding obligation of the Interim Loan Participant enforceable against it in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity; and

                 (b) the Interim Loan Participant is advancing the loan contemplated to be made by it hereunder in the ordinary course of its business, and no part of such amount constitutes or could be deemed to constitute the assets of any employee benefit plan under 29 CFR
         Section  2510.3-101.

                 3.6 Representations and Warranties of the Owner Participant. The Owner Participant represents and warrants to the Trustees, the Interim Loan Participant and the Lessee that, as of the date hereof:

                 (a) the Owner Participant is a corporation duly organized, validly existing and in good standing under the laws of the State of _____________ and has the corporate power and authority to carry on its business as now conducted;

                 (b) the Owner Participant has the corporate power and authority to enter into the Owner Participant Agreements and to perform its obligations thereunder, and such execution, delivery and performance do not and will not contravene any law or any order of any court or governmental authority or agency applicable to or binding on the Owner Participant, or contravene the provisions of, or constitute a default under, or result in the creation of any Lessor's Lien attributable to the Owner Participant (other than the leasehold interest of the Lessee under the Lease and the security interest of the Indenture Trustee under the Indenture) upon the Equipment under, its organization document or by-laws or any indenture, mortgage, contract or other agreement or instrument to which the Owner Participant is a party or by which it or any of its property is bound;

                 (c) the Owner Participant Agreements have been duly authorized by all necessary corporate action on the part of the Owner Participant, do not require any approval not already obtained of stockholders of the Owner Participant or any approval or consent not already obtained of any trustee or holders of indebtedness or obligations of the Owner Participant, have been duly executed and delivered by the Owner Participant and (assuming the due authorization, execution and delivery by each other party thereto) constitute the legal, valid and binding obligations of the Owner Participant, enforceable against the Owner Participant in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity;

                 (d) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery or performance by the Owner Participant of the Trust Agreement, the Tax Indemnity Agreement and this Agreement;

                 (e) the Trust Estate is free of any Lessor's Liens attributable to the Owner Participant;

                 (f) there are no pending or, to the Owner Participant's knowledge, threatened actions or proceedings against the Owner Participant before any court or administrative agency which would materially adversely affect the Owner Participant's financial condition or its ability to perform its obligations under the Trust Agreement, the Tax Indemnity Agreement or this Agreement;

                 (g) as of the Closing Date the Owner Participant is purchasing the Beneficial Interest to be acquired by it for its account with no present intention of distributing such Beneficial Interest or any part thereof in any manner which would violate the Securities Act of 1933, as amended, but without prejudice, however, to the right of the Owner Participant at all times to sell or otherwise dispose of all or any part of such Beneficial Interest in compliance with the Securities Act of 1933, as amended; provided, however, that subject to the provisions of Section 6.1, the disposition of the Beneficial Interest shall at all times be within the Owner Participant's control. The Owner Participant acknowledges that its Beneficial Interest has not been registered under the Securities Act of 1933, as amended, and that neither the Owner Trustee nor the Lessee contemplates filing, or is legally required to file, any such registration statement;

                 (h) with respect to the source of an amount to be advanced by the Owner Participant pursuant to Section 2.1, no part of such amount constitutes or could be deemed to constitute the assets of any employee benefit plan under 29 CFR Section 2510.3-101 (other than a government plan exempt from the coverage of ERISA);

                 (i) no broker's or finder's or placement fee or commission will be payable with respect to the transactions contemplated by the Operative Agreements as a result of any action by the Owner Participant except for the fees of ________________which have been paid by the Owner Participant, and the Owner Participant agrees that it will hold Lessee, the Indenture Trustee and Lessor harmless from any claim, demand or liability for broker's or finder's or placement fees or commission alleged to have been incurred as a result of any action by the Owner Participant in connection with this transaction; and

                 (j) the Owner Participant has a tangible net worth of at least $___________.

                 3.7 Opinion Acknowledgment. Each of the parties hereto, with respect to such party, expressly consents to the rendering by its counsel of the opinion referred to in Section 4.1(e) and acknowledges that such opinion shall be deemed to be rendered at the request and upon the instructions of such party, each of whom has consulted with and has been advised by its counsel as to the consequences of such request, instructions and consent.

SECTION 4.                CLOSING CONDITIONS

                 4.1 Conditions Precedent to Investment by Each Participant. The obligation of each Participant to make its investment or loan, as applicable, specified with respect to such Participant in Section 2 on the Closing Date shall be subject to the following conditions (except that paragraph (k) and clause (i) of paragraph (p) shall not be conditions precedent to the Owner Participant's obligations hereunder and paragraph (t) and clause
(ii) of paragraph (p) shall not be conditions precedent to the Loan Participant's obligations hereunder):

                 (a) Execution of Operative Agreements. On or before the Closing Date, this Agreement, the Trust Agreement, the Lease, the Lease Supplement in respect of the Units delivered on the Closing Date, the Interim Lease Supplement, the Indenture, the Indenture Supplement in respect of the Units delivered on the Closing Date, the Interim Indenture Supplement and the Equipment Notes shall each be satisfactory in form and substance to such Participant, shall have been duly authorized, executed and delivered by the parties thereto (except that the authorization, execution and delivery of this Agreement and the other documents referred to above by a party hereto or thereto shall not be a condition precedent to such party's obligations hereunder), shall each be in full force and effect and executed counterparts of each shall have been delivered to such Participant or its counsel on or before the Closing Date (except that executed Equipment Notes shall be delivered only to the Interim Loan Participant); and no event shall have occurred and be continuing that constitutes a Lease Default, a Lease Event of Default, an Indenture Default or an Indenture Event of Default.

                 (b) Recordation Filing, Registration and Certification. On or before the Closing Date (i) the Lessee shall have caused the Lease, the Lease Supplement covering the Units of Equipment delivered on the Closing Date, the Indenture and the Indenture Supplement in respect of the Units delivered on the Closing Date or appropriate other evidence, to be duly filed, recorded and deposited in conformity with 49 U.S.C. Section 11303 and in such other places within the United States as the Owner Trustee, the Indenture Trustee and any Participant may reasonably request for the protection of the Owner Trustee's title to the Equipment and interest in the Lease, or the security interest of the Indenture Trustee in the Units of Equipment and the Lease, (ii) Uniform Commercial Code financing statements shall have been filed in such places within the United States as the Owner Trustee, the Indenture Trustee and any Participant may reasonably request for the protection of the Owner Trustee's title to the Equipment and interest in the Lease, or the security interest of the Indenture Trustee in the Equipment and the Lease and (iii) the Lease and the Indenture or appropriate other evidence shall have been deposited in the office of the Registrar General of Canada pursuant to
         Section 90 of the Railway Act of Canada.

                 (c) Closing Certificate of Lessee. On the Closing Date, the Owner Trustee, the Indenture Trustee and each Participant shall have received an Officer's Certificate dated such date of the Lessee, to the effect that the representations and warranties of the Lessee contained in Section 3.2 and Section 3.4(b) are true and correct in all respects on the Closing Date with the same effect as though made on and as of said date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date), and that the Lessee has performed and complied with all agreements and conditions herein contained which are required to be performed or complied with by the Lessee on or before said date.

                 (d) Closing Certificate of Owner Trustee. On the Closing Date, the Lessee, the Indenture Trustee, the Pass Through Trustee and each Participant shall have received an Officer's Certificate dated such date from the Owner Trustee, to the effect that the representations and warranties of the Owner Trustee contained in
         Section 3.1 and Section 3.4(a) are true and correct in all respects on the Closing Date with the same effect as though made on and as of said date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date), and that the Owner Trustee has performed and complied with all agreements and conditions herein contained which are required to be performed or complied with by the Owner Trustee on or before said date.

                 (e) Opinions of Counsel. On the Closing Date, the Owner Trustee, the Indenture Trustee and each Participant shall have received the favorable written opinion of each of (i) the Lessee's special counsel and counsel for the Lessee, (ii) counsel to the Owner Trustee, (iii) counsel and special counsel to the Owner Participant, (iv) special counsel to the Indenture Trustee and (v) special ICC Counsel in form and substance satisfactory to each Participant.

                 (f) Title. On the Closing Date, after giving effect to the transactions contemplated hereby, the Owner Trustee shall have legal and beneficial title to each Unit of Equipment to be delivered on the Closing Date, free and clear of all Liens, except Liens described in clauses (i), (ii) and (v) of the definition of "Permitted Liens" and Liens described in clauses (iii) and (iv) of such definition for amounts which are not due and payable.

                 (g) Bills of Sale. On the Closing Date the Lessee shall have delivered to the Owner Trustee (with copies to the Indenture Trustee and each Participant) the Bill of Sale dated such date covering the Units to be settled for on such date, transferring to the Owner Trustee legal and beneficial title to such Units free of all Liens except Liens described in clauses (i), (ii) and (v) of the definition of "Permitted Liens" and Liens described in clauses (iii) and (iv) of such definition for amounts which are not due and payable, and warranting to the Owner Trustee that at the time of delivery of each such Unit, the Lessee had legal and beneficial title thereto and good and lawful right to sell the same, and title thereto was free of all Liens, except Liens described in clauses (i), (ii) and (v) of the definition of "Permitted Liens" and Liens described in clauses (iii) and (iv) of such definition for amounts which are not due and payable.

                 (h) Insurance Certificate and Opinion. On or before the Closing Date, the Indenture Trustee and each Participant shall have received a certificate in form acceptable to the Owner Participant in its reasonable discretion signed by the insurer or by an independent insurance broker evidencing insurance coverages required pursuant to
         Section 12 of the Lease.

                 (i) Corporate Documents. Each of the Participants shall have received such documents and evidence with respect to the Lessee, the Owner Participant, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee as the Participants may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate and other proceedings in connection therewith and compliance with the conditions herein or therein set forth.

                 (j) No Threatened Proceedings. No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Closing Date, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the Overall Transactions.

                 (k) Closing Certificate of Owner Participant. On the Closing Date, the Lessee, the Interim Loan Participant, the Indenture Trustee and the Pass Through Trustee shall have received an Officer's Certificate dated such date from the Owner Participant, to the effect that the representations and warranties of the Owner Participant contained in Section 3.6 are true and correct in all respects on the Closing Date with the same effect as though made on and as of said date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date), and that the Owner Participant has performed and complied with all agreements and conditions herein contained which are required to be performed or complied with by the Owner Participant on or before said date.

                 (l) Closing Notice. The Indenture Trustee and the Participants shall have received the Notice of Delivery required pursuant to Section 2.3.

                 (m) Closing Certificate of Indenture Trustee. On the Closing Date, the Lessee, the Owner Trustee and each Participant shall have received an Officer's Certificate dated such date from the Indenture Trustee, to the effect that the representations and warranties of the Indenture Trustee contained in Section 3.3 are true and correct in all respects on the Closing Date with the same effect as though made on and as of said date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date), and that the Indenture Trustee has performed and complied with all agreements and conditions herein contained which are required to be performed or complied with by the Indenture Trustee on or before said date.

                 (n)      (Intentionally Omitted.)

                 (o) No Illegality. No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by regulatory authorities that, in the opinion of such Participant or its counsel, would make it illegal for such Participant to enter into any transaction contemplated by the Operative Agreements.

                 (p) Participants' Investments. (i) The Owner Participant shall have made available its Commitment in the amount specified in, and otherwise in accordance with, Sections 2.2(a) and
         2.3 and (ii) the Loan Participant shall
         have made available its Commitment in the amount specified in, and otherwise in accordance with, Sections 2.2(b) and 2.3.

                 (q) Consents. All approvals and consents of any trustees or holders of any indebtedness or obligations of Lessee which are required in connection with the transactions contemplated by this Agreement, shall have been duly obtained and be in full force and effect.

                 (r) Governmental Actions. All actions, if any, required to have been taken on or prior to the Closing Date in connection with the transactions contemplated by this Agreement on the Closing Date shall have been taken by any governmental or political agency, subdivision or instrumentality of the United States and all orders, permits, waivers, exemptions, authorizations and approvals of such entities required to be in effect on the Closing Date in connection with the transactions contemplated by this Agreement on the Closing Date shall have been issued, and all such orders, permits, waivers, exemptions, authorizations and approvals shall be in full force and effect, on the Closing Date.

                 (s) Certificate of Acceptance. On or before the Closing Date a Certificate of Acceptance with respect to the Units delivered by the Lessee to the Lessor on the Closing Date shall have been duly executed and delivered by the Lessee, as the authorized representative of the Lessor.

                 (t) Tax Indemnity Agreement. On or before the Closing Date, the Tax Indemnity Agreement shall be satisfactory in form and substance to the Owner Participant, shall have been duly executed and delivered by the Lessee and, assuming due authorization, execution and delivery by the Owner Participant, shall be in full force and effect.

                 4.2      (Intentionally Omitted.)

                 4.3 Additional Conditions Precedent to Investment by Owner Participant. The obligation of the Owner Participant to provide the funds specified with respect to it in Sections 2.2(a) and 2.3 on the Closing Date with respect to any Unit to be delivered on the Closing Date shall be subject to the following additional conditions:

                 (a) Appraisal. On or before the Closing Date, the Owner Participant shall have received an opinion (the "Appraisal") of Deloitte & Touche Valuation Group, satisfactory in form and substance to the Owner Participant, concluding that: (i) the fair market value of the Units of each Class of Equipment being delivered on the Closing Date is equal to the Total Equipment Cost with respect to such Units;
         (ii) (A) the expected economic useful life of the

         Units of each Class of Equipment will be at least equal to 134% of the aggregate length of the Interim Term and the Basic Term for such Units and (B) at the expiration of the Basic Term for the Units of each Class of Equipment,without taking into account inflation or deflation from and after the Closing Date or the existence of any purchase option, it is reasonable to expect that such Units will have a fair market value of at least 20% of the Equipment Cost for such Units;
         (iii) taking into account a reasonable estimate for inflation or deflation, the estimated fair market value on the Early Buyout Date for the Units of each Class of Equipment is less than or equal to the Early Buyout Price for such Units; (iv) Basic Rent payable under the Lease with respect to the Units of each Class of Equipment shall be equal to the fair market rental value for such Units and (v) the Equipment being delivered on the Closing Date is not "limited use property" within the meaning of Rev. Proc. 76-30, 1976-2 C.B. 647;provided, however, that the Lessee makes no representation as to the fair market value, useful life or estimated residual value of any of the Equipment, and the Lessee shall not be responsible for, or incur any liabilities as a result of, the contents of such Appraisal or report to which it relates or, except to the extent provided in the Tax Indemnity Agreement, any information supplied by Lessee in connection therewith. The Appraisal shall further set forth the estimated fair market value of the Units of each Class of the Equipment at the end of the Basic Term taking into account inflation or deflation.

                 (b) Opinion with Respect to Certain Aspects. On the Closing Date, the Owner Participant shall have received the opinion of Moore & Van Allen addressed to the Owner Participant, in form and substance reasonably satisfactory to the Owner Participant, containing such counsel's favorable opinion with respect to such tax matters as the Owner Participant may reasonably request.

                 (c) No Tax Law Change. No Change in Tax Law shall have occurred nor shall a judicial opinion on a tax issue have been rendered prior to the acceptance and delivery of the Equipment on the Closing Date which, if enacted, adopted or made effective, in the same or substantially similar form, would, in the reasonable opinion of the Owner Participant, render it disadvantageous or inadvisable for the Owner Participant to enter into the transactions contemplated by the Operative Agreements.

                 4.4 Conditions Precedent to the Obligation of the Lessee. The obligation of the Lessee with respect to the sale of the Units to the Owner Trustee and acceptance of the Units under the Lease is subject to the following conditions as of the Closing Date:

                 (a) Corporate Documents. On or before the Closing Date, the Lessee shall have received such documents and evidence with respect to the Owner Participant, the Owner Trustee and the Indenture Trustee as the Lessee may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate and other proceedings in connection therewith and compliance with the conditions herein or therein set forth.

                 (b) Operative Agreements. On or before the Closing Date, the Operative Agreements shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than the Lessee), and an executed counterpart of each thereof shall have been delivered to the Lessee or its special counsel.

                 (c) Representations and Warranties True. On the Closing Date, the representations and warranties of the Owner Trustee and the Indenture Trustee and the Owner Participant contained in Section 3 hereof shall be true and correct in all material respects as of the Closing Date as though made on and as of such date, and the Lessee shall have received an Officer's Certificate dated such date from each of the Owner Trustee as described in Section 4.1(d), the Owner Participant as described in Section 4.1(k) and the Indenture Trustee as described in Section 4.1(m), addressed to the Lessee and certifying as to the foregoing matters insofar as they relate to the Owner Trustee, the Owner Participant and the Indenture Trustee, as the case may be.

                 (d) Opinions of Counsel. On the Closing Date, the Lessee shall have received the opinions of counsel referred to in Section 4.1(e) (other than that set forth in clause (i) therein), addressed to the Lessee.

                 (e) No Threatened Proceedings. No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Closing Date, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

                 (f) No Tax Law Change. No Change in Tax Law shall have occurred nor shall a judicial opinion on a tax issue have been rendered prior to the acceptance and delivery of the Equipment on the Closing Date, which, if enacted, adopted or made effective, in the same or substantially similar form, would, in the reasonable opinion of the Lessee, render it disadvantageous or inadvisable for the Lessee to enter into the transactions contemplated by the Operative Agreements.

                 (g) Participants' Investments. (i) There shall have been duly issued and delivered by the Owner Trustee to the Interim Loan Participant, against payment therefor, Equipment Notes dated the Closing Date.

                  (ii) The Owner Participant shall have made available its Commitment in the amount specified in, and otherwise in accordance with, Sections 2.2(a) and 2.3.

                 (iii) The Loan Participant shall have made its Commitment in the amount specified in, and otherwise in accordance with, Sections 2.2(b) and 2.3.

                 (h) Rent Adjustment. If an adjustment to the payments of Basic Rent in respect of a Unit of Equipment occurs pursuant to
         Section 2.6, such adjustment shall not result in an increase in the present value (discounted semiannually at an interest rate per annum equal to the Debt Rate) of such amounts of Basic Rent in excess of __ basis points as compared to the present value of the amounts of Basic Rent for such Unit of Equipment set forth in the applicable exhibit to the Term Sheet. It being understood and agreed that if the Closing Date occurs after _________ __, 1994, such Closing Date shall require an adjustment to the payments of Basic Rent in respect of all Units of Equipment, which adjustment shall cause the present value of such amounts of Basic Rent to be increased in excess of said __ basis points, and in which case the Lessee shall be under no obligation to consummate the transactions contemplated to occur on the Closing Date.

SECTION 5.                FINANCIAL AND OTHER REPORTS OF THE LESSEE

                 The Lessee agrees that it will furnish directly to each Participant the following:

                 (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Lessee, an audited consolidated balance sheet of the Lessee and its consolidated subsidiaries as of the end of such fiscal year and the related audited consolidated statements of income, cash flows and changes in common stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Ernst & Young or other independent public accountants of nationally recognized standing;

                 (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Lessee, a consolidated balance sheet of the Lessee and its consolidated subsidiaries, as of the end of such quarter and the related (i) consolidated statement of income for such quarter and for the portion of the Lessee's fiscal year ended at the end of such quarter, and (ii) consolidated statement of cash flows for the portion of the Lessee's fiscal year ended at the end of such quarter, setting forth in each case in comparative form (A) for the consolidated balance sheet, the figures as of the end of the Lessee's previous fiscal year, (B) for the consolidated statement of income, the figures for the corresponding quarter and the corresponding portion of the Lessee's previous fiscal year and (C) for the consolidated statement of cash flows, the figures for the corresponding portion of the Lessee's previous fiscal year, all prepared in accordance with generally accepted accounting principles (subject to normal year-end adjustments);

                 (c) promptly upon the mailing thereof, all registration statements and reports filed with the Securities and Exchange Commission;

                 (d) promptly upon any officer of the Lessee obtaining knowledge of any condition or event which constitutes a Lease Event of Default, an officer's certificate specifying the nature and period of existence thereof and what action the Lessee has taken or is taking or proposes to take with respect thereto;

                 (e) within the time period prescribed in subparagraph (a) above, an officer's certificate, to the effect that the signer has reviewed the activities of the Lessee during the immediately preceding fiscal year and that such officer is not aware of any Lease Default or, if a Lease Default shall exist, specifying such Lease Default and what action the Lessee has taken or is taking or proposes to take with respect thereto; and

                 (f) such additional information with respect to the financial condition or the business of the Lessee or the Equipment as the Owner Participant may reasonably request.

SECTION 6.                CERTAIN COVENANTS OF THE PARTICIPANTS, THE TRUSTEES
                          AND THE LESSEE

                 6.1 Restrictions on Transfer of Beneficial Interest. The Owner Participant agrees that it shall not, directly or indirectly, sell, convey, assign, pledge, mortgage or otherwise transfer any of its Beneficial Interest (whether by merger, consolidation, sale of assets or otherwise) prior to the expiration or earlier termination of the Lease Term, without the prior written consent of the Lessee and (so long as any Equipment Notes are outstanding) the Indenture Trustee not to be unreasonably withheld, provided that the Owner Participant may transfer the entire Beneficial Interest to an Affiliate without the consent of the Lessee and the Indenture Trustee so long as the Owner Participant remains primarily liable under all Owner Participant Documents, provided, further, that the Owner

Participant may transfer (whether by merger, consolidation, sale of assets or otherwise) the entire Beneficial Interest without the consent of the Lessee and the Indenture Trustee subject to the following conditions:

                 (a) the Owner Participant shall have delivered to the Lessee a certificate of a Responsible Officer of the Owner Participant setting forth in reasonable detail that (i) such transfer is necessitated because of a change in law or regulation after the Closing Date which makes it prohibitive or uneconomic for the Owner Participant to continue to own the Beneficial Interest, (ii) such transfer is due to a change in the Owner Participant's tax circumstances its continued ownership of the Beneficial Interest has become uneconomic or (iii) such transfer is pursuant to a consolidation, merger, sale of all or substantially all of its assets or a sale of all or substantially all of its lease portfolio (and in which case clause (c) below shall not be applicable);

                 (b) the Person to whom such transfer is to be made (a "Transferee") is (i) an institutional or corporate investor with tangible net worth or, in the case of a bank or lending institution, combined capital and surplus, at the time of such transfer of at least $___________, all of the foregoing determined in accordance with generally accepted accounting principles or (ii) any subsidiary or Affiliate of any such institutional or corporate investor if such investor guarantees the obligations so assumed by such subsidiary or Affiliate pursuant to a guarantee substantially in the form of Exhibit C;

                 (c) the Transferee is not involved and has not been involved in any litigation adverse to the Lessee; no Affiliates of the Transferee are involved or have been involved in any litigation adverse to the Lessee where the amount in controversy is or was at least $____________; and neither the Transferee nor any of its Affiliates is a direct or indirect competitor of the Lessee or otherwise is in the same industry as the Lessee (including, without limitation, the industries of (i) petroleum exploration, production, refining and marketing, (ii) natural gas gathering and processing and
         (iii) chemical production or distribution);

                 (d) the Indenture Trustee and the Lessee shall have received 30 days' prior written notice of such transfer specifying the name and address of any proposed transferee and such additional information as shall be necessary to determine whether the proposed transfer satisfies the requirements of this Section 6.1;

                 (e) such Transferee enters into an assumption agreement substantially in the form of Exhibit D;

                 (f) such transfer complies with and does not violate any applicable Federal securities law and the securities law of any applicable state;

                 (g) the Lessee and the Indenture Trustee shall have received an opinion of counsel of the Transferee (which counsel may be Transferee's in-house counsel) substantially in the form of Exhibit E-1, and, if a guarantee is delivered pursuant to Section 6.1(b), an opinion of counsel of the guarantor of the Transferee (which may be the guarantor's in-house counsel) substantially in the form of Exhibit E-2;

                 (h) except as specifically consented to in writing by the Lessee and the Indenture Trustee, the terms of the Operative Agreements shall not be altered;

                 (i)      such transfer shall transfer all of the Beneficial
         Interest;

                 (j) all fees, expenses and charges of the parties hereto (including, without limitation, reasonable legal fees and expenses of special counsel) incurred in connection with each transfer of such Beneficial Interest shall be paid by the Owner Participant or Transferee;

                 (k) the Transferee delivers to the Lessee, the Owner Trustee and the Indenture Trustee an Officer's Certificate of the Transferee to the effect that such transfer (i) does not involve the use of any assets that are or could be deemed to be plan assets under 29 C.F.R. Section 2510.3-101 of an employee benefit plan (other than a government plan exempt from the coverage of ERISA) or (ii) if the assets of an employee benefit plan are so used, will not constitute a prohibited transaction which is not subject to an exemption contained in ERISA or the Code or adopted thereunder.

                 (l) as a result of such transfer, no Indenture Default attributable to the Owner Participant or the Owner Trustee shall have occurred and be continuing;

                 (m) either (x) the transfer does not involve the sale of the stock of any Owner Participant the sole asset of which is the Beneficial Interest, or (y) if such a sale of stock is involved, the transferee meets the requirements of clauses (a), (b), (c), (d), (f),
         (g), (h), (i), (j) (but with reference to the stock), (k), (l) and
         (n); and

                 (n) the Owner Participant and/or the Transferee shall deliver an Officer's Certificate certifying as to compliance with the transfer requirements contained herein.

Upon any such transfer, (i) except as the context otherwise requires, such Transferee shall be deemed the "Owner Participant" for all purposes, and shall enjoy the rights and privileges and perform the obligations of the Owner Participant to the extent of the interest transferred hereunder and under each other Operative Agreement to which the Owner Participant is a party, and, except as the context otherwise requires, each reference in this Agreement and each other Operative Agreement to the "Owner Participant" shall thereafter be deemed to include such Transferee for all purposes to the extent of the interest transferred, (ii) the transferor shall continue to be entitled to all the benefits and rights, including the right to indemnification, hereunder and under each other Operative Agreement to which such transferor was a party or by which it was bound except to the extent otherwise agreed in writing and (iii) the transferor shall be released from all obligations hereunder and under each other Operative Agreement to which such transferor is a party or by which such transferor is bound to the extent such obligations are expressly assumed by a Transferee; and provided, further, that in no event shall any such transfer or assignment waive or release the transferor from any liability on account of any breach existing immediately prior to such transfer of any of its representations, warranties, covenants or obligations set forth in the Operative Agreements or for any fraudulent or willful misconduct. Any transfer or assignment of the Beneficial Interest in violation of this Section 6.1 shall be voidable at the direction of the Lessee or Indenture Trustee, provided that the Lessee and the Indenture Trustee agree to respond promptly and in any event within 60 days to a written request of the Owner Participant to proceed with a transfer which fails to meet all of the requirements of this Section 6.1. Any party's failure to respond within such 60 day period shall be deemed to be consent by such party to the transaction pursuant to which such transfer occurred. The restrictions set forth in this
Section 6.1 shall not apply to a contract between the Owner Participant and third parties with respect to the sale or other transfer of the Equipment which is to be consummated on or after the expiration or termination of the Lease when the Equipment is owned by the Owner Trustee free and clear of any rights of the Lessee therein and the lien of the Indenture (or of any indenture or security agreement entered into pursuant to Section 10.2 or 10.3), provided that the rights and interests granted thereunder shall be expressly stated to be in all respects subject and subordinate to the rights of the parties under the Operative Agreements. Notwithstanding anything herein to the contrary other than as specifically set forth in Section 6.1(m), this Section 6.1 shall not be construed to prohibit, limit or require that any consent be obtained in connection with the sale of all or any portion of the capital stock of the Owner Participant or the merger, consolidation, corporate restructuring or sale of stock or assets by the parent company of the Owner Participant or any other Affiliate of the Owner Participant.

                 6.2      Lessor's Liens Attributable to the Owner Participant.
(a) The Owner Participant hereby covenants and agrees with and for the benefit of the other parties to this Agreement that the Owner Participant will not directly or indirectly create, incur, assume or suffer to exist any Lessor's Liens on or against any part of the Trust Estate or the Equipment attributable to it (whether or not through its act or failure to act) or Lessor's Liens arising as a result of taxes described in clause (iii) of the definition of Lessor's Liens which are imposed against the Owner Trustee (not in its individual capacity but solely as Owner Trustee), and the Owner Participant agrees that it will, at its own cost and expense, take such action as may be necessary to duly discharge and satisfy in full any such Lessor's Lien described above (by bonding or otherwise, so long as Lessee's operation and use of the Equipment and the Lien of the Indenture are not impaired); provided that the Owner Participant may contest any such Lessor's Lien in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Equipment or any interest therein and do not interfere with the use, operation, or possession of the Equipment by the Lessee under the Lease or the rights of the Indenture Trustee under the Indenture.

                 (b) The Owner Participant agrees to indemnify and hold harmless the Lessee, the Interim Loan Participant, the Indenture Trustee, the Pass Through Trustee and the Holders from time to time from and against any loss, cost, expense or damage which may be suffered by such party as a result of the failure of the Owner Participant to discharge and satisfy in full any Lessor's Lien of the type identified in and when required to be discharged and satisfied by it under Section 6.2(a).

                 6.3 Lessor's Liens Attributable to the Owner Trustee. (a) The Owner Trustee, in its individual capacity and trust capacity, hereby unconditionally agrees with and for the benefit of the other parties to this Agreement that the Owner Trustee in its individual capacity will not directly or indirectly create, incur, assume or suffer to exist any Lessor's Liens on or against any part of the Trust Estate or the Equipment arising out of any act or omission of or claim against the Owner Trustee in its individual capacity, and the Owner Trustee in its individual capacity agrees that it will, at its own cost and expense, take such action as may be necessary to duly discharge and satisfy in full any such Lessor's Lien attributable to the Owner Trustee in its individual capacity (by bonding or otherwise, so long as Lessee's operation and use of the Equipment and the Lien of the Indenture are not impaired); provided that the Owner Trustee may contest any such Lessor's Lien in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Equipment or any interest therein and do not interfere with the use, operation, or possession of the Equipment by the Lessee under the Lease or the rights of the Indenture Trustee under the Indenture.

                 (b) Indemnity for Lessor's Liens. The Owner Trustee, in its individual capacity, agrees to indemnify and hold harmless the Lessee, the Indenture Trustee, the Owner Participant, the

Pass Through Trustee, the Owner Trustee and the Holders from and against any loss, cost, expense or damage which may be suffered by such party as a result of the failure of the Owner Trustee to discharge and satisfy any Lessor's Liens attributable to it in its individual capacity, as described in Section 6.3(a).

                 6.4 Liens Created by the Indenture Trustee, the Loan Participants and the Pass Through Trustee. (a) The Indenture Trustee, in its individual capacity, covenants and agrees with the Lessee, the Owner Trustee, the Owner Participant and the Loan Participant that it shall not cause or permit to exist any Lien on the Equipment or all or any portion of any Trust Estate or the Indenture Estate arising as a result of (i) claims against the Indenture Trustee in its individual capacity not related to its interest in the Equipment and any Trust Estate, or to the administration of the Indenture Estate pursuant to the Indenture, (ii) acts of the Indenture Trustee in its individual capacity not contemplated by, or failure of the Indenture Trustee to take any action it is expressly required to perform by, the Operative Agreements, (iii) claims against the Indenture Trustee in its individual capacity relating to Taxes or expenses that are not indemnified against by the Lessee pursuant to Section 7 attributable to the actions of the Indenture Trustee, solely in its individual capacity, or (iv) claims against the Indenture Trustee arising out of the transfer by the Indenture Trustee of all or any portion of its interest in the Equipment, the Indenture Estate or the Operative Agreements, other than a transfer permitted by the Operative Agreements and that the Indenture Trustee will, at its own cost and expense (and without any right of reimbursement from any other party hereto), promptly take such action as may be necessary duly to discharge any such Lien.

                 (b) The Indenture Trustee agrees to indemnify and hold harmless the Lessee, the Owner Participant, the Pass Through Trustee and the Loan Participant from time to time from and against any loss, cost, expense or damage which may be suffered by such party as a result of the failure of the Indenture Trustee to discharge and satisfy in full any Lien of the type identified in and when required to be discharged and satisfied by it under
Section 6.4(a).

                 (c) The Pass Through Trustee covenants and agrees with the Lessee, the Owner Trustee, the Owner Participant and the Indenture Trustee that it shall not cause or permit to exist any Lien on the Equipment or all or any portion of any Trust Estate or the Indenture Estate arising as a result of
(i) claims against the Pass Through Trustee not related to its interest in the Equipment and any Trust Estate, (ii) acts of the Pass Through Trustee not contemplated by, or failure of such Loan Participant to take any action it is expressly required to perform by, the Operative Agreements, (iii) claims against the Pass Through Trustee relating to Taxes or expenses that are not indemnified against by the Lessee pursuant to Section 7 or (iv) claims against the Pass Through Trustee arising out of the transfer by such Loan Participant of all or any portion of its interest in the Equipment, the Indenture Estate or the Operative Agreements, other than a transfer permitted by the Operative Agreements and that such Loan Participant will, at its own cost and expense (and without any right of reimbursement from the Lessee), promptly take such action as may be necessary duly to discharge any such Lien.

                 (d) The Pass Through Trustee agrees to indemnify and hold harmless the Lessee, the Owner Participant, the Owner Trustee and the Indenture Trustee from time to time from and against any loss, cost, expense or damage which may be suffered by such party as a result of the failure of the Pass Through Trustee to discharge and satisfy in full any Lien of the type identified in and when required to be discharged and satisfied by it under
Section 6.4(c).

                 6.5 Covenants of Owner Trustee, Owner Participant and Indenture Trustee. (a) The Owner Participant and the Owner Trustee in its individual and trust capacity, hereby agree, severally and not jointly, with the Lessee, the Loan Participant and the Indenture Trustee (i) not to amend, supplement, or otherwise modify any provision of the Trust Agreement in such a manner as to adversely affect the rights of the Lessee, the Pass Through Trustee or the Indenture Trustee without the prior written consent of such party and (ii) not to terminate or revoke the Trust Agreement, or the trusts created by the Trust Agreement and such trusts shall not be subject to revocation or termination by the Owner Participant prior to the payment in full and discharge of the Equipment Notes and all other indebtedness secured by the Indenture and the final discharge thereof pursuant to Section 10.01 thereof or prior to the expiration or early termination of the Lease. Each of the Owner Trustee and the Indenture Trustee agrees, for the benefit of the Lessee and the Owner Participant, to comply with the provisions of the Indenture and not to amend, supplement, or otherwise modify any provision of the Indenture in such a manner as to adversely affect the rights of any such party without the prior written consent of such party. Notwithstanding any provision herein or in any of the Operative Agreements to the contrary, the Indenture Trustee's obligation to take or refrain from taking any actions, or to use its discretion (including, but not limited to, the giving or withholding of consent or approval and the exercise of any rights or remedies under such Operative Agreements), and any liability therefor, shall, in addition to any other limitations provided herein or in the other Operative Agreements, be limited by the provisions of the Indenture.

                 (b) Owner Trustee Activities Limited. So long as the Indenture is in effect, the Owner Trustee, not in its individual capacity, but solely as trustee under the Trust Agreement, shall not incur any indebtedness for borrowed money except as expressly contemplated herein or in any other Operative Agreement and shall not engage in any business or other activity other than the transactions contemplated herein or in any other Operative Agreement and all necessary or appropriate activity related thereto.

                 6.6 Amendments to Operative Agreements. The Trustees and Participants will not terminate the Operative Agreements to which the Lessee is not or will not be a party, except in accordance with the Operative Agreements in effect on the Closing Date (as amended, modified or supplemented from time to time in accordance with the terms hereof and of the Operative Agreements), or amend, supplement, waive or modify such Operative Agreements in any manner that increases the obligations or liabilities, or decreases the rights, of, or is adverse to, the Lessee under the Operative Agreements, without, in each such case, the prior written consent of the Lessee. The Owner Participant and the Trustees (as applicable) agree that, in any event, they will not amend Section
2.10 or Section 9.05 of the Indenture or Section 9.01 or Section 11.01 of the Trust Agreement without the prior written consent of the Lessee.

                 6.7 Merger Covenant. Notwithstanding anything in any Operative Agreement to the contrary, the Lessee shall not consolidate with or merge into any other Person, or permit any other Person to merge into it, or, directly or indirectly, sell, convey, transfer or lease all or a substantial part of its assets as an entirety to any Person unless (i) the Person formed by such consolidation or surviving such merger (if other than the Lessee) or the Person which acquires by sale, conveyance, transfer or lease all or a substantial part of the assets of the Lessee shall execute and deliver to the Owner Trustee, the Owner Participant and the Indenture Trustee an agreement in form reasonably acceptable to such parties containing the assumption by such successor corporation of the due and punctual performance and observance of each covenant and condition of this Agreement and each of the other Lessee Agreements to be performed or observed by the Lessee (and in the case of any such sale, conveyance or lease, the Lessee shall not be released from its obligations under the Lessee Agreements), and (ii) immediately after giving effect to such transaction, no Lease Default or Lease Event of Default shall have occurred and be continuing, whether as a result of such consolidation or merger or such sale, conveyance, transfer or lease or otherwise. Upon such consolidation or merger, or any sale, conveyance, transfer or lease of all or a substantial part of the assets of the Lessee as an entirety in accordance with this Section 6.7, the successor corporation formed by such consolidation or into which the Lessee is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for (except as limited above), and may exercise every right and power of, the Lessee under this Agreement and the other Operative Agreements with the same effect as if such successor corporation had been named as the Lessee herein. If the Lessee shall have consolidated with or merged into any other Person or sold, conveyed, transferred or leased all or a substantial part of its assets, such assets to include the Lessee's leasehold interest in the Lease, the Person owning such leasehold interest after such event shall deliver to the Owner Participant and the Indenture Trustee (a) an Officer's Certificate certifying as to the compliance with the requirements of this Section 6.7 and (b) an opinion of counsel (which counsel may be such Person's in-house counsel) confirming that the assumption agreement pursuant to which such Person assumed the obligations of the Lessee shall have been duly authorized, executed and delivered by such Person and that such agreement is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms and that such assumption does not violate securities laws and does not cause the Owner Participant to suffer any unindemnified tax risk arising from assumption. In connection with such assumption, the Lessee shall, at the direction of Lessor, take such action as is reasonably necessary to protect the Lessor's interest in the Equipment. All reasonable fees, expenses and charges of the parties hereto (including the costs of such parties in ensuring the compliance by the Lessee with this Section 6.7) incurred in connection with such sale, conveyance, transfer or lease shall be paid by the Lessee. Except as specifically consented to in writing by the Owner Trustee and the Indenture Trustee, the terms of the Operative Agreements shall not be amended in connection with a sale, conveyance, transfer or lease permitted by this Section 6.7. The Lessee shall provide the Lessor, the Indenture Trustee and the Owner Participant with 30 days' prior written notice of a transaction subject to the provisions of this Section 6.7, provided that if the Lessee is unable to provide 30 days' advance notice by reason of its legal or contractual restrictions, the Lessee shall provide such notice as soon as possible, consistent with its legal and contractual restrictions.

                 6.8 Rent Sufficiency. Anything contained herein, the Lease or any other Operative Agreement or other agreement to the contrary notwithstanding, the aggregate amount of Basic Rent payable on any Payment Date under the Lease (as any such amount may be adjusted pursuant to Section 2.6 hereof or Section 3.4 of the Lease), together with any amounts paid by Owner Trustee pursuant to Section 2.2(c) and amounts paid by the Lessee pursuant to
Section 3.5 of the Lease, shall be, under any circumstances and in any event, at least equal to the aggregate amount of the scheduled installments of principal of and interest on the Equipment Notes due on such Payment Date. Anything contained herein, the Lease or any other Operative Agreement or other agreement to the contrary notwithstanding, the amount of the Termination Value, Stipulated Loss Value and Early Buy-Out Price payable on any date on account of any Unit of Equipment, together with any other amounts payable pursuant to
Section 10.2, 11.2 or 22.6 of the Lease, as the case may be, shall be, under any circumstance and in any event, at least equal to the amount of any payments then required to be made on account of the outstanding principal of and premium, if any, and interest on the Equipment Notes pursuant to Section 2.10 of the Indenture.

                 6.9 Pass Through Certificates. If at any time the Lessee shall own any Pass Through Certificates, the Lessee shall not vote such Pass Through Certificates or otherwise participate in the giving of any direction, consent or waiver to be taken pursuant to the Pass Through Trust Agreement.
The Lessee agrees not to amend Section 1.04(c) of the Pass Through Trust Agreement.

                 6.10 Environmental Matters. Lessee covenants, at its own cost and expense, to remove or take remedial action with respect to any Hazardous Material released into the environment from the Rail Cars before or after the Closing Date to the extent that such removal or remedial action is required by any applicable Environmental Law; provided that (i) Lessee shall notify Lessor of such removal or remedial action as soon as practicable and
(ii) such removal or remedial action shall be undertaken in a manner consistent with Environmental Laws and with Lessee's customary policies and practices; provided, further, that Lessee may, in good faith and by appropriate proceedings diligently conducted, contest the validity or application of any such Environmental Law in any reasonable manner which does not materially adversely affect the rights or interests of Lessor in the Equipment or impair the Lien of the Indenture or otherwise expose Lessor or the Owner Participant to criminal sanctions or release Lessee from its obligation with respect to returning the Equipment as described herein.

SECTION 7.                LESSEE'S INDEMNITIES

                 7.1      General Tax Indemnity.

                 (a) Tax Indemnitee Defined. For purposes of this Section 7.1, "Tax Indemnitee" means the Owner Participant, its Affiliates, the Owner Trustee both in its individual capacity and as trustee, the Trust Estate, the Interim Loan Participant, the Indenture Trustee both in its individual capacity and as trustee, and each of their respective successors or assigns permitted under the terms of the Operative Agreements.

                 (b) Taxes Indemnified. Subject to the exclusions stated in subsection (c) below, the Lessee agrees to indemnify and hold harmless each Tax Indemnitee, taking into account the income tax consequences to the Tax Indemnitee of the accrual or receipt of an indemnity payment, against all fees, taxes (including, without limitation, sales, use, excise and property), levies, assessments, duties, charges or withholdings, together with any and all penalties, additions to tax, fines or interest thereon ("Taxes") imposed upon any Tax Indemnitee, the Lessee or all or any part of the Equipment by any federal, state or local government, political subdivision, or taxing authority in the United States, upon, with respect to or in connection with:

                       (i) the Equipment or any part of any of the Equipment or interest therein;

                      (ii) the purchase, acquisition, ownership, delivery, transport, location, leasing, subleasing, possession, registration, use, operation, condition, maintenance, repair, return, abandonment, storage, sale or other application or disposition of or with respect to the Equipment or any part thereof or interest therein; and

                     (iii) the rental payments, receipts of earnings arising from any Unit of Equipment or payable pursuant to the Lease.

                 (c) Taxes Excluded. The indemnity provided for in paragraph (b) above shall not apply to any of the following:

                       (i) As to any Tax Indemnitee, taxes on, based on or measured by the gross or net income or receipts of such Tax Indemnitee (including any capital gains, excess profits or alternative minimum Taxes, and any Taxes on or measured by any items of tax preference), and any accumulated earnings, personal holding company, succession, estate, capital, net worth, value added (except to the extent any such tax is in place or clearly in lieu of a sales, use, license, excise or property tax), franchise, or conduct of or doing business Taxes imposed upon such Tax Indemnitee;provided, however, sales, use, license, excise or property taxes shall not be excluded under this subparagraph; provided, further, that, notwithstanding the foregoing proviso, sales or use taxes imposed by any state or local taxing jurisdiction in the United States in connection with the transactions contemplated by the Operative Agreements shall be excluded under this subparagraph if (x) not later than the Closing Date the Lessee shall have given written notice to the Owner Participant identifying such jurisdiction and requesting that the Owner Participant provide (at Lessee's cost and expense) a sales tax certificate that will enable the Owner Participant or Lessor to receive an exemption from or reduction in sales tax, (y) such sales tax certificate is reasonably available to or obtainable by the Owner Participant, and (z) such sales tax certificate is not provided to the Lessee on the Closing Date or as soon as practicable thereafter (or, in the case of Alaska, Maine, Montana, Vermont and Wyoming, within such reasonable period following the Closing Date as will enable the Owner Participant to apply for and obtain a certificate);

                      (ii) Taxes imposed or accrued on any equipment with respect to any period after the earliest of (x) the return of possession of the Equipment to the Owner Participant or the placement of the Equipment in storage at the request of the Owner Participant, in either case pursuant to and in accordance with Section 6 of the Lease, (y) the termination of the Lease Term with respect to such Equipment pursuant to Section
         10.1 of the Lease, or (z) the discharge in full of the Lessee's obligation to pay the Termination Value or the Stipulated Loss Value and all other amounts due, if any, under Section 10 or 11.2 of the Lease, as the case may be, with respect to the Equipment;

                    (iii) As to any Tax Indemnitee, (y) Taxes which arise out of or are caused by any breach by such Tax Indemnitee of any of its representations, warranties or covenants in any of the Operative Agreements, or the gross negligence or willful misconduct of such Tax Indemnitee, or (z) Taxes arising from a Lessor Lien with respect to such Tax Indemnitee;

                     (iv) As to any Tax Indemnitee, Taxes which become payable as a result of a sale, assignment, transfer or other disposition (whether voluntary or involuntary) by such Tax Indemnitee of all or any portion of its interest in the Equipment or any part thereof, the Trust Estate, any Indebtedness or any of the Operative Agreements or rights created thereunder or any transfer of any interest in such Tax Indemnitee other than a disposition which occurs as the result of the exercise of remedies for a Lease Event of Default;

                      (v) As to any Tax Indemnitee, Taxes imposed by a taxing authority in a jurisdiction if any to the extent that such Taxes would in any event have been imposed on such Tax Indemnitee if no Units of Equipment had been located, operated, used leased or rented to or in such jurisdiction;

                     (vi) Taxes which result from the Owner Trustee's engaging on behalf of the Trust Estate in transactions other than those permitted or contemplated by the Operative Agreements unless attributable to the exercise of default remedies pursuant to Article V of the Trust Indenture;

                    (vii) As to any Tax Indemnitee, Taxes to the extent they exceed the Taxes that would have been imposed had the initial Tax Indemnitee not transferred, sold or otherwise disposed of any interest held by such Tax Indemnitee;

                   (viii) As to any Tax Indemnitee, Taxes imposed on any Tax Indemnitee or any other person who, together with such Tax Indemnitee, is treated as one employer for employee benefit plan purposes, as a result of, or in connection with, any "prohibited transaction," within the meaning or the provisions of the Code or regulations thereunder or as set forth in Section 406 of ERISA or the regulations implementing ERISA, engaged in by any Tax Indemnitee other than, with respect to Owner Participant, Taxes for such prohibited transaction that results from any misrepresentation made, or other breach committed, by Lessee or any holder of indebtedness under any documents delivered in connection with the transactions contemplated hereunder;

                      (ix) As to the Owner Participant, Taxes described in clause (i) above imposed by any taxing authority that is not the United States federal government, any agency or subdivision thereof, any state, any agency of any state or any political subdivision thereof ("Foreign Taxing Jurisdiction") as a direct result of the operation or location of one or more Units of Equipment in such Foreign Taxing Jurisdiction; provided, however, that this exclusion will not apply if such Taxes would not have been imposed if the Owner Participant had not (1) been engaged in business in such Foreign Taxing Jurisdiction (other than as a result of its ownership and lease of such Units of Equipment therein) or (2) maintained a permanent establishment (as that term is defined in the Income Tax Treaties of the United States) therein (other than a permanent establishment that the Owner Participant is treated as having as a result of its ownership and lease of such Units of Equipment therein); and

                       (x) As to any Tax Indemnitee, Taxes for so long as such Taxes are being contested in accordance with the provisions of Section 7(g) hereof provided the Lessee is in compliance with its obligations under Section 7(g) hereof.

                 (d)      (Intentionally Omitted.)

                 (e)      Payments to Lessee.

                       (i) If any Tax Indemnitee shall realize a Tax benefit as a result of any Taxes paid or indemnified against by the Lessee under this Section 7.1 (whether by way of deduction, credit, allocation or apportionment or otherwise), such Tax Indemnitee shall pay to the Lessee, an amount equal to the amount of such Tax benefit, increased by the Tax Indemnitee's additional saved Taxes attributable to the payment being made to the Lessee hereunder; provided, however, that if a Payment Event of Default exists and is continuing, such payment shall be held by Owner Participant until such Payment Event of Default is cured, provided, further, that when such Payment Event of Default is cured payment shall be made to the Lessee.

                      (ii) Upon receipt by a Tax Indemnitee of a refund or credit of all or part of any Taxes paid or indemnified against by the Lessee, such Tax Indemnitee shall pay to the Lessee, an amount equal to the amount of such refund plus any interest received by or credited to such Tax Indemnitee with respect to such refund increased or decreased, as the case may be, by the Tax Indemnitee's net additional or saved taxes attributable to the receipt of such amounts from the taxing authority and the payment being made to the Lessee hereunder; provided, however, that if a Payment Event of Default exists and is continuing, such payment shall be held by Owner Participant until such Payment Event of Default is cured, provided, further, that when such Payment Event of Default is cured payment shall be made to the Lessee.

                     (iii) Payments made to the Lessee under subparagraphs (i) or (ii) of this subsection 7.1(e) shall be subject to the limitation that the amount paid to the Lessee by any Tax Indemnitee, after subtracting the actual reduction in income taxes realized by such Tax Indemnitee with respect to the payment thereof, shall not exceed the amount of the indemnity payment previously made by the Lessee after subtracting the actual increase in income taxes previously incurred by such Tax Indemnitee with respect to the receipt thereof. Any such excess shall not be paid but shall instead be carried forward and shall reduce the Lessee's obligations to make subsequent payments under subparagraph (b) to the Tax Indemnitee. The Tax Indemnitee shall in good faith use diligence in filing its Tax returns and in dealing with taxing authorities to seek and claim any such tax benefits or refunds and to minimize the Taxes indemnifiable by the Lessee under paragraph (b).

                 (f) Procedures and Verification. Any amount payable to a Tax Indemnitee pursuant to paragraph (b) shall be paid within 30 days after receipt of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable, provided that such amount need not be paid prior to the later of (i) the date on which such Taxes are paid or
(ii) in the case of amounts which are being contested pursuant to paragraph (g) hereof, the time such contest (including all appeals) is finally resolved.
Each Tax Indemnitee shall promptly forward to the Lessee any notice, bill or advice received by it from the relevant taxing authority concerning any Tax against which the Lessee may be required to indemnify hereunder. Any amount payable to the Lessee pursuant to paragraph (e) shall be paid within 15 days after the Tax Indemnitee realizes a tax benefit or receives a refund giving rise to a payment under paragraph (e), and shall be accompanied by a written statement by the Tax Indemnitee setting forth in reasonable detail the basis for computing the amount of such payment. Within 30 days following the Lessee's receipt of any computation from the Tax Indemnitee, the Lessee may request that an independent, nationally recognized, accounting firm selected by Lessee and reasonably acceptable to Owner Participant determine whether such computations of the Tax Indemnitee are correct. Such accounting firm shall be requested to make the determination contemplated by this paragraph (f) within 30 days of its selection. In the event such accounting firm shall determine that such computations are incorrect, such firm then shall notify the parties of the incorrect computations and discuss with them the manner in which the computations should be recomputed. The Tax Indemnitee shall cooperate with such accounting firm and supply it with all information necessary to permit it to accomplish such determination. Information supplied by the Tax Indemnitee shall be kept confidential by such accounting firm. In the absence of manifest error the computations of such accounting firm shall be final, binding and conclusive upon the parties. All fees and expenses of the accounting firm payable under this Section 7.1(f) shall be borne by the Lessee unless such verification shall disclose an error in such Tax Indemnitee's favor of the greater of __% of the amount of such payment determined by such Tax Indemnitee, or $______, in which case such cost shall be borne by such Tax Indemnitee.

                 (g) Contest. If a written claim is made against any Tax Indemnitee for any such Tax referred to in this Section 7.1, the Tax Indemnitee shall promptly (and in no event later than 30 days after the Tax Indemnitee's receipt of such claim) notify Lessee of such claim; provided, however, that the failure of the Indemnitee to so notify Lessee shall not preclude any indemnity hereunder unless such failure adversely affects the Lessee's ability to require such Indemnitee to contest the Tax or to contest the Tax itself.

         If (i) a written claim shall be made for any Tax for which Lessee is obligated pursuant to this Section 7.1, and (ii) either (y) under applicable law of the Tax Authority Lessee is allowed to directly contest such Tax in its own name and such contest does not involve an unindemnified Tax of the Tax Indemnitee, or (z) the contest involves solely a claim for indemnified Taxes or, in a contest involving indemnified and unindemnified Taxes the claim for indemnified Taxes can be severed, then Lessee shall be permitted to contest the imposition of such Tax (including in its own name in the case of Taxes described in clause (y) of this paragraph) ("Lessee Controlled Contest"); provided, however, that Lessee shall be permitted to contest the imposition of such Tax only if Lessee agrees to pay, and shall timely pay, all reasonable costs and expenses (including without limitation, all reasonable costs, expenses, losses, legal and accountant's fees and disbursements, penalties and interest) incurred in contesting such claim. Lessee shall control the contest of Taxes governed by this paragraph and shall consult in good faith with the Tax Indemnitee regarding such contest.

         In the case of Taxes not governed by the previous paragraph (Indemnitee Controlled Contest"), such Tax Indemnitee will contest such claim in good faith provided that (i) Lessee requests in writing that the Tax Indemnitee contest such claim within 30 days after the Tax Indemnitee has notified Lessee of the existence of the claim, (ii) prior to the first to occur of (x) any administrative proceedings beyond the audit stage of the contest, or
(y) any court proceedings, Lessee has furnished the Tax Indemnitee, at Lessee's expense, with a written opinion of Simpson Thacher & Bartlett, or other independent counsel selected by Lessee and reasonably acceptable to such Tax Indemnitee, that there is a reasonable basis to contest such claim, (iii) Lessee agrees to pay, and shall timely pay, all reasonable costs and expenses (including, without limitation, all reasonable costs, expenses, losses, legal and accountant's fees and disbursements, penalties and interest) which such Tax Indemnitee may incur in contesting such claim, (iv) no Lease Event of Default shall have occurred and be continuing, unless Lessee shall have posted a satisfactory bond or other security with respect to the costs of such contest and the loss, and (v) the amount of the required indemnity payments with respect to such Taxes (together with any recurring or related actual or potential claims in other taxable periods relating to the same Taxes) would be $_______ or more.

         At its sole discretion, the Tax Indemnitee may elect to conduct the contest or authorize Lessee to conduct the contest of any Tax under an Indemnitee Controlled Contest. The Tax Indemnitee shall consult in good faith with Lessee concerning the method of any contest controlled by the Tax Indemnitee hereunder. If a Tax Indemnitee (or Lessee, in the case of a Lessee Controlled Contest) contests a Tax by making a payment thereof, then Lessee shall advance to (or on behalf of, in the case of a Lessee Controlled Contest) such Tax Indemnitee, an amount equal to the Taxes and any penalties, additions to tax, fines and interest thereon that are paid by such Tax Indemnitee in connection with such contest. If the contest of any Tax or the return on which the Tax is reported also involves other Taxes which are not required to be indemnified by Lessee pursuant to this Section 7.1 ("Non-Indemnified Items"), then the Tax Indemnitee shall not discriminate against such Tax in favor of any Non-Indemnified Items. Unless Lessee has failed to satisfy the requirements for contesting, or continuing to contest, any indemnified Taxes, no Tax Indemnitee shall settle the contest of such Tax without the consent of Lessee (except with respect to Non-Indemnified Items), which consent shall not be unreasonably withheld or delayed given all the facts and circumstances. All reasonable costs and expenses of any contest by Lessee or by any Tax Indemnitee shall be borne by Lessee (except with respect to Non-Indemnified Items) which costs and expenses shall be paid promptly after receipt of notice.

         Notwithstanding anything contained in this Section 7.1, a Tax Indemnitee will not be required to contest, or to continue to contest and Lessee shall not be permitted to contest or continue to contest, the validity, applicability or amount of any tax (or portion thereof) (i) if such Tax Indemnitee waives its right to indemnity hereunder with respect to such Tax (or such portion thereof); (ii) if such contest would result in risk of an imposition of criminal penalties, any material danger of sale, forfeiture or loss (or loss of use) of the Equipment or any interest therein; and (iii) in the case of a Indemnitee Controlled Contest, if an Event of Default has occurred and is continuing, unless Lessee provides such Tax Indemnitee with security in a manner reasonably satisfactory to such Tax Indemnitee.

                 (h) In the event any reports with respect to Taxes are required to be made, the Lessee will either prepare and file such reports (and in the case of reports which are required to be filed on the basis of individual items of Equipment, such reports shall be prepared and filed in such manner as to show as required the interests of each Tax Indemnitee in such item of Equipment) or, if it shall not be permitted to file the same, it will notify each Tax Indemnitee of such reporting requirements, prepare such reports in such manner as shall be satisfactory to each Tax Indemnitee and deliver the same to each Tax Indemnitee within a reasonable period prior to the date the same is to be filed. The Lessee shall provide such information as the Owner Participant or the Lessor may reasonably require from the Lessee to enable the Owner Participant and the Lessor to fulfill their respective tax filing, tax audit, and tax litigation obligations.

                 (i) The provisions of this Section 7.1 shall continue in full force and effect, notwithstanding the expiration or termination of any Operative Agreement, until all obligations hereunder have been met and all liabilities hereunder paid in full.

                 7.2      General Indemnification and Waiver of Certain Claims.

                 (a) Claims Defined. For the purposes of this Section 7.2, "Claims" shall mean any and all costs, expenses, liabilities, obligations, losses, damages, penalties, actions or suits or claims of whatsoever kind or nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort or otherwise) which may be imposed on, incurred by, suffered by, or asserted against an Indemnified Person, as defined herein, or any Unit and, except as otherwise expressly provided in this Section 7.2, shall include, but not be limited to, all reasonable out-of-pocket costs, disbursements and expenses (including legal fees and expenses) paid or incurred by an Indemnified Person in connection therewith or related thereto.

                 (b)      Indemnified Person Defined.  For the purposes of this
Section 7.2, "Indemnified Person" means the Owner Participant and its Affiliates, the Owner Trustee (both in its individual capacity and as Owner Trustee), the Interim Loan Participant, the Indenture Trustee, and each of their respective directors, officers, employees, successors and permitted assigns, agents and servants, the Trust Estate, the Indenture Estate and the Pass Through Trustee (the respective directors, officers, employees, successors and permitted assigns, agents and servants of the Owner Participant and its Affiliates, the Owner Trustee and the Indenture Trustee, as applicable, together with the Owner Participant, the Owner Trustee and the Indenture Trustee, as the case may be, being referred to herein collectively as the "Related Indemnitee Group" of the Owner Participant, the Indenture Trustee and the Owner Trustee, respectively).

                 (c) Claims Indemnified. Whether or not any Unit is accepted under the Lease, or a closing occurs with respect thereto, and subject to the exclusions stated in subsection (d) below, Lessee agrees to indemnify, protect, defend and hold harmless each Indemnified Person on an after-tax basis against Claims resulting from or arising out of (whether or not such Indemnified Person shall be indemnified as to such Claim by any other Person):

                       (i) this Agreement or any other Operative Agreement or any of the transactions contemplated hereby and thereby or the ownership, lease, operation, possession, modification, improvement, abandonment, use, non-use, maintenance, sublease, substitution, control, repair, storage, transport, condition, titling, alteration, transfer or other application or disposition, return, overhaul, testing or registration of any Unit (including, without limitation, injury, death or property damage of passengers, shippers or others, the Environmental Laws and all Claims arising out of the release of Hazardous Materials to the environment (including, without limitation, clean-up costs, response costs, costs of corrective actions and natural resource damages)) whether or not in compliance with the terms of the Lease;

                      (ii) the construction, manufacture, financing, refinancing, design, purchase, acceptance, rejection, delivery, non-delivery or condition of any Unit (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement); and

                     (iii) the initial offer, sale or delivery of (x) the Equipment Notes and the Pass Through Certificates and (y) the Beneficial Interest and (z) any refinancing with respect thereto (including, without limitation, with regard to the matters identified in Section 10.2(a)(iv)).

                 (d) Claims Excluded. The following are excluded from the agreement to indemnify under this Section 7.2:

                       (i) Claims with respect to any Unit to the extent attributable to acts or omissions or events occurring entirely after
         (A) in the case of the exercise and full and complete performance by the Lessee of a purchase option with respect to such Unit under
         Section 22.2 of the Lease, the exercise by the Lessee of an early termination option with respect to such Unit under Section 10 of the Lease (whether or not the Lessor exercises its rights under Section 10.3) or the occurrence of an Event of Loss with respect to such Unit under Section 11 of the Lease, the last to occur of (x) the payment of all amounts due from the Lessee in connection with any such event and
         (y) the release of the Lien of the Indenture on such Unit or (B) in all other cases, the last to occur of (x) the earlier to occur of the termination of the Lease with respect to such Unit or the expiration of the Lease Term, (y) the return of such Unit to the Lessor (it being understood that, so long as any Unit is in storage as provided in Section 6.3 or 15.4 of the Lease, the date of return thereof for the purpose of this clause (i) shall be the last day of the Storage Period or the storage period provided in said Section 15.4, as the case may be), and (z) the release of the Lien of the Indenture on such Unit; and it being further understood that during any such storage period the Lessee takes responsibility only for its own acts, omissions, gross negligence or willful misconduct);

                      (ii) Claims which are Taxes, whether or not the Lessee is required to indemnify therefor under Section 7.1 hereof or the Tax Indemnity Agreement, the Lessee's entire obligation with respect to Taxes and losses of tax benefits being fully set out in such Section
         7.1 or the Tax Indemnity Agreement;

                     (iii) with respect to any particular Indemnified Person, Claims to the extent attributable to the gross negligence or willful misconduct of (other than gross negligence or willful misconduct imputed as a matter of law to such Indemnified Person solely by reason of its interest in the Equipment) such Indemnified Person;

                      (iv) with respect to any particular Indemnified Person, Claims to the extent attributable to the incorrectness in any material respect of any representation or warranty by such Indemnified Person in the Operative Agreements or any document or certificate executed in connection therewith; or

                       (v) with respect to any particular Indemnified Person, the failure by such Indemnified Person to perform or observe any agreement, covenant or condition required to be performed or observed by such Indemnified Person in any of the Operative Agreements including, without limitation, the creation or existence of a Lessor Lien or a Lien required to be discharged by the Indenture Trustee or the Loan Participant under Section 6.4; or

                      (vi) Claims to the extent attributable to any offer, sale or other disposition (voluntary or involuntary) by or on behalf of or for the account of (x) the Lessor of all or any part of its interest in the Equipment or (y) any other Indemnified Person of all or any part of such Indemnified Person's interest in the Equipment, the Trust Estate, the Indenture Estate, or in the Operative Agreements except, in the case of both clauses (x) or (y), (i) in connection with the exercise of remedies as a result, and during the continuance, of a Lease Event of Default under a Lease or (ii) pursuant to the exercise by the Lessee of its purchase options or other rights under the Lease or (iii) in connection with a refinancing pursuant to Section 10.2 hereof or (iv) in connection with an assumption of the Equipment Notes pursuant to Section 10.14 hereof; or

                     (vii) Claims to the extent attributable to a failure on the part of the Indenture Trustee or the Owner Trustee, as the case may be, to distribute in accordance with the Trust Indenture or the Trust Agreement, as the case may be, any amounts received and distributable by it thereunder; or

                    (viii) Claims to the extent attributable to the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any of the Operative Agreements other than as provided in Section 2.5(b) or as may be required by any Operative Agreement; or

                      (ix) any Claim that is included in Transaction Expenses and for which the Owner Participant is responsible pursuant to Section 2.5(a) hereof or that is incurred by any Indemnified Person to the extent that such Indemnified Person shall have expressly agreed in any Operative Agreements to bear such expense without right of reimbursement under any Operative Agreement; or

                       (x) any Claim for any amount constituting an amount payable by the Lessor under the Indenture or the Equipment Notes resulting from an Indenture Event of Default that does not also constitute a Lease Event of Default under the Lease; or

                      (xi) any Claim that would not have been incurred but for the appointment of a successor Owner Trustee without the consent of the Lessee except in connection with the exercise of remedies as a result of and during the continuance of a Lease Event of Default under the Lease.

                 (e) Insured Claims. In the case of any Claim indemnified by the Lessee hereunder which is covered by a policy of insurance maintained by the Lessee pursuant to Section 12 of the Lease or otherwise, each Indemnified Person agrees, at the Lessee's expense, to provide reasonable cooperation to the insurers in the exercise of their rights to investigate, defend or compromise such Claim as may be required to retain the benefits of such insurance with respect to such Claim.

                 (f) Claims Procedure. An Indemnified Person shall, after obtaining knowledge thereof, promptly notify the Lessee of any Claim as to which indemnification is sought; provided, however, that the failure to give such notice shall not release the Lessee from any of its obligations under this
Section 7, except to the extent that failure to give notice of any action, suit or proceeding against such Indemnified Person shall have a material adverse affect on Lessee's ability to defend such Claim or recover proceeds under any insurance policies maintained by Lessee hereunder. Subject to the provisions of the following paragraph, the Lessee shall at its sole cost and expense be entitled to control, and shall assume full responsibility for, the defense of such claim or liability; provided that the Lessee shall keep the Indemnified Person which is the subject of such proceeding fully apprised of the status of such proceeding and shall provide such Indemnified Person with all information with respect to such proceeding as such Indemnified Person shall reasonably request.

                 Notwithstanding any of the foregoing to the contrary, the Lessee shall not be entitled to control and assume responsibility for the defense of such claim or liability if (1) a Lease Event of Default shall have occurred and be continuing, (2) such proceeding will involve any material danger of the sale, forfeiture or loss of, or the creation of any Lien (other than any lien permitted under the Operative Agreements or a Lien which is adequately bonded to the satisfaction of such Indemnified Person) on, any Unit of Equipment, or any part of the Trust Estate or impairment of the Lien of the Indenture thereon, (3) in the good faith opinion of such Indemnified Person, there exists an actual or potential conflict of interest such that it is advisable for such Indemnified Person to retain control of such proceeding or
(4) such claim or liability involves the possibility of criminal sanctions to such Indemnified Person. In the circumstances described in clauses (1) through
(4) of the preceding sentence, the Indemnified Person shall be entitled to control and assume responsibility for the defense of such claim or liability at the expense of the Lessee. In addition, any Indemnified Person may participate in any proceeding controlled by the Lessee pursuant to this Section 7.2, at its own expense in respect of any such proceeding as to which the Lessee shall have acknowledged in writing its obligation to indemnify the Indemnified Person pursuant to this Section 7.2, and at the expense of Lessee in respect of any such proceeding as to which the Lessee shall not have so acknowledged its obligation to the Indemnified Person pursuant to this Section 7.2. Lessee may in any event participate in all such proceedings at its own cost. Nothing contained in this Section 7.2(f) shall be deemed to require an Indemnified Person to contest any Claim or to assume responsibility for or control of any judicial proceeding with respect thereto.

                 (g) Subrogation. If a Claim indemnified by the Lessee under this Section 7.2 is paid in full by the Lessee and/or an insurer under a policy of insurance maintained by the Lessee, the Lessee and/or such insurer, as the case may be, shall be subrogated to the extent of such payment to the rights and remedies of the Indemnified Person (other than under insurance policies maintained by such Indemnified Person at its own expense) on whose behalf such Claim was paid with respect to the transaction or event giving rise to such Claim. So long as no

Lease Event of Default shall have occurred and be continuing, should an Indemnified Person receive any refund, in whole or in part, with respect to any Claim paid by the Lessee hereunder, it shall promptly pay over the amount refunded (but not in excess of the amount the Lessee or any of its insurers has paid in respect of such Claim paid or payable by such Indemnified Person on account of such refund) to the Lessee.

                 (h) Waiver of Certain Claims. The Lessee hereby waives and releases any Claim now or hereafter existing against any Indemnified Person arising out of death or personal injury to personnel of the Lessee, loss or damage to property of the Lessee, or the loss of use of any property of the Lessee, which may result from or arise out of the condition, use or operation of the Equipment during the Lease Term, including without limitation any latent or patent defect whether or not discoverable.

                 (i) No Guaranty. The general indemnification provisions of this Section 7.2 do not constitute a guaranty by the Lessee that the principal of, interest on or any amounts payable with respect to the Equipment Notes will be paid.

                 (j) Survival of Obligations. The indemnities and agreements of the Lessee provided for in this Article 7 shall survive the closing of this transaction and the expiration or other termination of this Participation Agreement and the other Operative Agreements.

SECTION 8.                LESSEE'S RIGHT OF QUIET ENJOYMENT

                 Each party to this Agreement acknowledges notice of, and consents in all respects to, the terms of the Lease, and expressly agrees that with respect to the Lease, so long as no Lease Event of Default has occurred and is continuing thereunder, it or any Person acting on its authority, shall not, through its or any such Person's actions or inactions, interfere with Lessee's rights under the Lease, including, without limitation, the right to possession, use and quiet enjoyment by Lessee or any permitted sublessee of the Equipment leased thereunder.

SECTION 9.                SUCCESSOR INDENTURE TRUSTEE

                 (a) In the event that the Indenture Trustee gives notice of its resignation pursuant to Section 8.02 of the Trust Indenture, a successor Indenture Trustee shall be appointed pursuant to said Section 8.02.

                 (b) In the event that either the Owner Trustee or the Lessee obtains actual knowledge of the existence of any of the grounds for removal of the Indenture Trustee set forth in Section 8.02 of the Indenture, the Owner Trustee or the Lessee, as the case may be, shall promptly notify the other by telephone, confirmed in writing and the parties entitled to act promptly thereafter may remove the Indenture Trustee and appoint a successor Indenture Trustee.

SECTION 10.               MISCELLANEOUS

                 10.1 Consents. The Owner Participant covenants and agrees that it shall not unreasonably withhold its consent to any consent requested of the Owner Trustee under the terms of the Operative Agreements that by its terms is not to be unreasonably withheld by the Owner Trustee.

                 10.2     Refinancing.

                 (a) Generally. So long as no Lease Default or Lease Event of Default shall be in existence and subject to the satisfaction of the terms and conditions set forth in this Section 10.2, the Lessee shall have the right, on not more than two occasions during the Lease Term (excluding any refinancing pursuant to Section 10.2(e)), to require the Owner Participant and the Owner Trustee to effect an optional prepayment of any or all of the Equipment Notes pursuant to Section 2.10(c) of the Indenture as part of a refunding or refinancing operation, upon the following terms and conditions:

                       (i) the Owner Participant, the Indenture Trustee, the Owner Trustee, and any other appropriate parties agree to enter into a financing or loan agreement (which may involve an underwriting agreement in connection with a public offering) proposed by the Lessee which is in form and substance reasonably satisfactory to the Owner Participant, providing for (x) the issuance and sale by the Owner Trustee or such other party as may be appropriate on the date specified in such agreement (for the purposes of this Section 10.2, the Refunding Date") of debt securities in an aggregate principal amount (in the lawful currency of the United States) equal to the principal amount of the Equipment Notes to be refunded or refinanced on the Refunding Date;

                      (ii) the Lessee and the Owner Trustee will amend the Lease such that (w) if the Refunding Date is not a Rent Payment Date, the Lessee shall on the Refunding Date prepay that portion of the next succeeding installment of Basic Rent as shall equal the aggregate interest accrued on the Equipment Notes outstanding to the Refunding Date, (x) Basic Rent payable under the Lease in respect of the period from and after the Refunding Date shall be recalculated to preserve the Net Economic Return which the Owner Participant would have realized had such refunding not occurred, provided that the net present value of Basic Rent shall be minimized to the extent consistent therewith, and (y) amounts payable under the Lease in respect of the Early Buyout Price, Stipulated Loss Value and Termination Value from and after the Refunding Date shall be appropriately recalculated to preserve the Net Economic Return which the Owner Participant would have realized had such refunding or refinancing not occurred (it being agreed that any recalculations pursuant to subclauses (x) and (y) of this clause (ii) shall be performed in accordance with the requirements of Section 2.6 hereof);

                     (iii) the Owner Trustee will enter into an agreement to provide for the securing thereunder of the debt securities issued by the Owner Trustee pursuant to clause (a) of this Section 10.2 in like manner as the Equipment Notes and/or will enter into such amendments and supplements to the Indenture proposed by the Lessee as being necessary to effect such refunding or refinancing, which agreements, amendments and/or supplements shall be reasonably satisfactory in form and substance to the Owner Participant;provided that, notwithstanding the foregoing (but subject to the provisions of clause (i) above), the Lessee reserves the right to set the economic terms and other terms not customarily negotiated between an owner participant and a lender of the refunding or refinancing transaction to be so offered; provided, further, that no such amendment or supplement will increase the obligations or impair the rights of the Owner Participant under the Operative Agreements without the consent of the Owner Participant; and

                      (iv) in the case of a refunding or refinancing involving a public offering of debt securities, neither the Owner Trustee nor the Owner Participant shall be the "issuer", "obligor" or "underwriter" for securities law purposes, and the offering materials (including any registration statement) for the refunding or refinancing transaction shall be reasonably satisfactory to the Owner Participant (and shall not in any event identify the Owner Participant unless required by law);

                       (v) unless otherwise agreed by the Owner Participant, the Lessee shall pay to the Owner Trustee or to the Person entitled thereto as Supplemental Rent an amount equal to the Make-Whole Amount, if any, payable on the Refunding Date;

                      (vi) the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee shall have received (1) such opinions of counsel as they may reasonably request concerning compliance with the Securities Act of 1933, as amended, and any other applicable law relating to the sale of securities and (2) such other opinions of counsel and such certificates and other documents, each in form and substance satisfactory to them, as they may reasonably request in connection with compliance with the terms and conditions of thisSection 10.2;

                     (vii) all necessary authorizations, approvals and consents shall have been obtained;

                    (viii) the Owner Participant shall not be required to undertake due diligence in order to avoid transactions that could be deemed prohibited transactions within the meaning of Section 4975(c)(1)(A) through (D) of the Code;

provided, however, that (x) no refunding or refinancing of the Equipment Notes will be permitted if within 30 days after receipt of a request from the Lessee to effect a refunding or refinancing pursuant to this Section 10.2(a) and of information regarding the terms of such refunding or refinancing necessary to render the opinion referred to below, the Owner Participant determines in good faith that the Owner Participant or the Owner Trustee will bear any loss or expense or adverse tax or other consequence as a result of such refunding or refinancing (including, without limitation, with respect to matters arising under ERISA and any adverse tax consequences resulting from the application of Revenue Procedure 75-21 or 75-28 or Section 467 of the Code) and gives notice of such determination in reasonable detail to Lessee, unless Lessee shall have agreed to indemnify the Owner Participant for such loss or expense or such adverse tax or other consequences in a manner reasonably satisfactory to the Owner Participant, as the case may be; (y) the Lessee shall pay to or reimburse the Participants, the Owner Trustee and the Indenture Trustee for all reasonable costs and expenses (including reasonable attorneys fees) paid or incurred by them in connection with such refunding or refinancing and (z) no refunding or refinancing shall result in the reasonable opinion of the Owner Participant in a material risk of a change in accounting treatment of the Lease. Subject to the terms and conditions set forth in this Section 10.2, each party hereto agrees to cooperate in good faith with the Lessee in effecting any such refunding or refinancing, including entering into such further agreements, certificates, documents and doing such further things as may be reasonably requested by Lessee to effect such refunding or refinancing.

                 (b) Other Prepayments, Redemptions, etc. No prepayment or redemption and cancellation by the Owner Trustee or the Owner Participant of any Equipment Note (other than pursuant to Section 2.10(a) and (b) of the Indenture and this Section 10.2) shall be made without the prior written consent of the Lessee.

                 (c) Notice. The Lessee will promptly provide to the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee notice of the final terms and conditions of any such refunding or refinancing (other than pricing terms) within ten Business Days prior to the execution and delivery of the documents contemplated hereunder in connection therewith.

                 (d) No Obligation of Owner Participant. Notwithstanding anything to the contrary contained in this Section 10.2, in no event shall the Owner Participant have any obligation to initiate or structure any refinancing or refunding of Equipment Notes or to take, or to cause the Owner Trustee to take, any action in connection therewith other than such as is required by this
Section 10.2.

                 (e) Interim Debt Refinancing. In addition to the refunding and refinancing rights under Section 10.2(a), Lessee shall have the right to require the Owner Participant and the Owner Trustee to effect an optional prepayment on the Refinancing Date of all of the Equipment Notes issued on the Closing Date pursuant to Section 2.10(c) of the Indenture with the proceeds of the Equipment Notes to be sold to the Pass Through Trustee on the Refinancing Date (such refinancing, the "Interim Debt Refinancing"), upon the following terms and conditions:

                       (i) the Pass Through Trustee shall execute and deliver the Participation Agreement Supplement substantially in the form of Exhibit F;

                      (ii) the conditions precedent set forth in the Participation Agreement Supplement shall have been satisfied;

                     (iii) the Lessee and the Underwriter shall execute and deliver the Underwriting Agreement substantially in the form of Exhibit G;

                      (iv) the Lessee and the Pass Through Trustee shall execute and deliver one or more Pass Through Trust Agreements, each substantially in the form of Exhibit H;

                       (v) the provisions of clauses (ii) (subject to Section 2.2(c) hereof and Section 3.3 of the Lease), (iii), (iv), (vi), (vii) and (viii) of Section 10.2(a) shall be applicable to the Interim Debt Refinancing; and

                      (vi) in connection with the Interim Debt Refinancing, adjustments to Basic Rent, Stipulated Loss Values and Termination Values shall be performed pursuant to Section 2.6, and, after giving effect to the Interim Debt Refinancing, the percentage of Total Equipment Cost financed by the issuance of Equipment Notes may be increased by not more than 5% of the amount of the Owner Participant's Commitment (subject to the Owner Participant maintaining an equity investment of not less than an amount equal to 20% of the Total Equipment Cost)(the amount of such increase, if any, the Increased Debt Portio"), and proceeds of the Equipment Notes issued on the Refinancing Date in an amount equal to the Increased Debt Portion, if any, shall be payable to the Owner Trustee on the Refinancing Date for purposes of distribution to the Owner Participant.

                 10.3     Lessee's Assumption of the Certificates.    Subject to
compliance by the Lessee with all of its obligations under the Operative Agreements, each of the Owner Participant, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Lessee covenants and agrees that if the Lessee elects to terminate the Lease in whole or part and to purchase some or all of the Units of the Equipment leased thereunder pursuant to Section 22.6 of the Lease, then the Owner Trustee will transfer to the Lessee, without recourse or warranty (except as to the absence of Lessor's Liens) all of the Owner Trustee's right, title and interest in and to the Equipment so purchased, and if the Lessee, in connection with such purchase, elects to assume all or an appropriate portion of the related obligations of the Owner Trustee under the Equipment Notes pursuant to Article VII of the Indenture, each of the parties shall, at Lessee's sole cost and expense execute and deliver appropriate documentation permitting the Lessee to assume, in the manner provided in
Article VII of the Indenture Equipment Notes in a principal amount determined as provided in Article VII of the Indenture on the basis of full recourse to the Lessee, maintaining the security interest in such Equipment created by the Indenture, releasing the Owner Participant and the Owner Trustee from all obligations in respect of the Equipment Notes so assumed (except any obligations which shall have occurred prior to such assumption) and all such other actions as are reasonably necessary to permit such assumption by the Lessee. If, in connection with such assumption, the Lessee elects to pay the purchase price for such Equipment in installments in accordance with Section
22.6 of the Lease, then any security interest retained by the Owner Trustee in and to such Units shall be subject and subordinate in all respects to the Lien of the Indenture, but the Owner Trustee shall have such cure rights and other rights specified in the Indenture with respect to the remedies available to the Indenture Trustee against the Lessee and such Equipment as it shall have enjoyed as obligor under the Indenture and lessor under the Lease. The Lessee shall pay all reasonable expenses of the Indenture Trustee in connection with any assumption of the obligations in respect of the Equipment Notes.

                 10.4 Amendments and Waivers. Except as otherwise provided in the Indenture, no term, covenant, agreement or condition of this Agreement may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party against which enforcement of the termination, amendment or waiver is sought.

                 10.5 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, without limitation, by express mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or
(c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by any of the methods set forth in clauses (a) or (b) above or this clause (c), in each case addressed to each party hereto at its address set forth below or, in the case of any such party hereto, at such other address as such party may from time to time designate by written notice to the other parties hereto:

If to the Lessee:                 Phillips Petroleum Company
                                  3 A3 Phillips Building
                                  Bartlesville, Oklahoma
                                  Attention:  Assistant Treasurer
                                  Telephone:
                                  Facsimile:
                                  Confirmation No:

If to the Owner
Trustee:                          Wilmington Trust Company
                                  1100 North Market Street
                                  Rodney Square North
                                  Wilmington, Delaware  19890-0001
                                  Attention:  Corporate Trust
                                              Administration
                                  Telephone:
                                  Facsimile:
                                  Confirmation No:

with a copy to:                   the Owner Participant at the address set
                                    forth below

If to the Owner
Participant:
                                  Attention:
                                  Telephone:
                                  Facsimile:
                                  Confirmation No:

If to the Indenture
Trustee or the Pass
Through Trustee:                  Shawmut Bank Connecticut, National
                                    Association
                                  777 Main Street
                                  Hartford, Connecticut  06115
                                  Attention:  Corporate Trust
                                              Administration
                                              (Phillips Trust No. 94-__)
                                  Telephone:
                                  Facsimile:
                                  Confirmation No:

If to the Interim Loan
Participant:

                                  Telecopier:
                                  Telephone:

, provided that in the case of any notice delivered pursuant to Section 6.1, the Owner Participant shall also send notice to the attention of the Treasurer of the Lessee.

                 10.6 No Guarantee of Debt. Nothing contained herein or in the Lease, the Trust Indenture, the Trust Agreement, the Pass Through Trust Agreement or the Tax Indemnify Agreement or in any certificate or other statement delivered by the Lessee in connection with the transactions contemplated hereby shall be deemed to be (a) a guarantee by the Lessee to the Owner Trustee, the Owner Participant, the Indenture Trustee or the Loan Participant that the Equipment will have any residual value or useful life, or
(b) a guarantee by the Indenture Trustee or the Lessee of payment of the principal of, premium, if any, or interest on the Equipment Notes.

                 10.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof, including each successive holder of the Beneficial Interest permitted under Section 6.1 hereof and each successive holder of any Equipment Note issued and delivered pursuant to this Agreement or the Indenture. Except as expressly provided herein or in the other Operative Agreements, no party hereto may assign its interests herein without the consent of the parties hereto.

                 10.8 Business Day. Notwithstanding anything herein or in any other Operative Agreement (other than the Interim Indenture Supplement) to the contrary, if the date on which any payment is to be made pursuant to this Agreement or any other Operative Agreement is not a Business Day, the payment otherwise payable on such date shall be payable on the next succeeding Business Day with the same force and effect as if made on such succeeding Business Day and (provided such payment is made on such succeeding Business
Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.

                 10.9 GOVERNING LAW. THIS AGREEMENT AND THE BILL OF SALE SHALL BE IN ALL RESPECTS GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE; PROVIDED, HOWEVER, THAT THE PARTIES HERETO SHALL BE ENTITLED TO ALL RIGHTS CONFERRED BY ANY APPLICABLE FEDERAL STATUTE, RULE OR REGULATION.

                 10.10 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under the laws of any applicable jurisdiction, such provision, as to such jurisdiction, shall be, to the extent permitted by law, ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement in such jurisdiction or in any other jurisdiction.

                 10.11 Counterparts. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one Agreement.

                 10.12 Headings and Table of Contents. The headings of the Sections of this Agreement and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

                 10.13    Limitations of Liability.

                 (a) Liabilities of Participants. Neither the Indenture Trustee, the Owner Trustee nor any Participant shall have any obligation or duty to the Lessee, to any other Participant or to others with respect to the transactions contemplated hereby, except those obligations or duties of such Participant expressly set forth in this Agreement and the other Operative Agreements, and neither the Indenture Trustee, the Pass Through Trustee nor any Participant shall be liable for performance by any other party hereto of such other party's obligations or duties hereunder. Without limitation of the generality of the foregoing, under no circumstances whatsoever shall the Indenture Trustee, the Pass Through Trustee or any Participant be liable to the Lessee for any action or inaction on the part of the Owner Trustee in connection with the transactions contemplated herein, whether or not such action or inaction is caused by willful misconduct or gross negligence of the Owner Trustee unless such action or inaction is at the direction of the Indenture Trustee, the Pass Through Trustee or any Participant, as the case may be, or such direction is expressly permitted hereby or by any other Operative Agreement.

                 (b) No Recourse to the Owner Trustee. It is expressly understood and agreed by and between the Owner Trustee, the Lessee, the Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Loan Participant, and their respective successors and permitted assigns that, subject to the proviso contained in this Section 10.13(b), all representations, warranties and undertakings of the Owner Trustee hereunder shall be binding upon the Owner Trustee, only in its capacity as Owner Trustee under the Trust Agreement, and (except as expressly provided herein) the Owner Trustee shall not be liable in its individual capacity for any breach thereof, except for its gross negligence or willful misconduct, or for breach of its covenants, representations and warranties contained herein, except to the extent covenanted or made in its individual capacity; provided, however, that nothing in this Section 10.13(b) shall be construed to limit in scope or substance those representations and warranties of the Owner Trustee made expressly in its individual capacity set forth herein. The term "Owner Trustee" as used in this Agreement shall include any successor trustee under the Trust Agreement, or the Owner Participant if the trust created thereby is revoked.

                 10.14 Confidentiality. (a) The Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee shall maintain in confidence and not disclose to any Person any non-public information furnished to it pursuant to any of the Operative Agreements ("Confidential Information") without the prior consent of the Lessee, except
(a) as required by law, rule, regulation or any governmental agency, (b) to the extent that such Confidential Information is publicly available, (c) where such Confidential Information was previously known to the Owner Participant, the Owner Trustee, the Indenture Trustee or the Pass Through Trustee, as the case may be, free of any obligation to keep such information confidential, or such Confidential Information is or becomes available to the Owner Participant, the Owner Trustee, the Indenture Trustee or the Pass Through Trustee, as the case may be, on a non-confidential basis from a source other than the Lessee or its agents or advisors, (d) as disclosure to third parties (including courts of competent jurisdiction) in connection with or in response to any order, decree, judgement, subpoena, notice of discovery or similar ruling or pleading, (e) as part of its normal reporting or review procedure to its auditors, regulators, parent company or affiliates, (f) to the extent necessary to obtain appropriate insurance, to its insurance agent, provided, that prior to such disclosure, such agent shall sign a confidentiality agreement binding the agent to provisions substantially the same as the provisions of this Section 10.15, (g) in the case of the Indenture Trustee and the Pass Through Trustee, to the extent required by the terms of the Pass Through Trust Agreement and to the extent required to avoid subjecting either the Indenture Trustee or the Pass Through Trustee to the risk of civil liability or breach of fiduciary duty as evidenced by an opinion of counsel to such person to such effect (a copy of which opinion, addressed only to the Indenture Trustee and/or the Pass Through Trustee, as applicable shall be delivered to the Lessee), or (h) in order to enforce its rights and perform its obligations pursuant to the Operative Agreements. The obligations of the Owner Participant, the Owner Trustee, the Indenture Trustee or the Pass Through Trustee under this Section 10.15 shall survive the termination of the Operative Agreements and the payment of the Equipment Notes and all other amounts payable hereunder.

                 (b) The Interim Loan Participant shall maintain in confidence and not disclose to any Person any Confidential Information without the prior consent of the Lessee, subject to the Interim Loan Participant's (a) obligation to disclose any Confidential Information pursuant to a request or order under applicable laws and regulations or pursuant to a subpoena or other legal process, (b) right to disclose any Confidential Information to bank examiners, to its affiliates, auditors and counsel, and to any prospective purchasing bank approved by the Lessee, (c) right to disclose any Confidential Information in connection with any litigation or dispute or the exercise of any remedy hereunder; provided, however, that Confidential Information disclosed pursuant to clause (b) or (c) of this sentence shall be so disclosed subject to such procedures as are reasonably calculated to maintain the confidentiality thereof. Notwithstanding the foregoing provisions of this section 10.14(b),
(a) the foregoing obligation of confidentiality shall not apply to any Confidential Information that was known to the Interim Loan Participant or any of their respective affiliates prior to the time it received such Confidential Information from the Lessee pursuant to this Agreement, other than as a result of the disclosure thereof by a Person who, to the knowledge or reasonable belief of the Interim Loan Participant, was prohibited from disclosing it by any duty of confidentiality arising (under this Agreement or otherwise) by contract or law, and (b) the foregoing obligation of confidentiality shall not apply to any Confidential Information that becomes part of the public domain independently of any act of the Interim Loan Participant not permitted hereunder or when identical or substantially similar information is received by the Interim Loan Participant, without restriction as to its disclosure or use, from a Person who was not prohibited from disclosing it by any duty of confidentiality arising (under this Agreement or otherwise) by contract or law. The obligations of the Interim Loan Participant under this section 10.14(a) shall survive the termination of the Operative Agreements and the payment of the Equipment Notes and all other amounts payable hereunder.

                 10.15 Survival of Indemnities. Notwithstanding anything in this Agreement or in any other document or agreement to the contrary, any indemnity provided by any Person hereunder or in any other Operative Agreement shall survive the termination of this Agreement, the Lease and any other Operative Agreement on the terms and conditions, and subject to the exclusions, provided therein.

                 IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be executed and delivered, all as of the date first above written.

Lessee:                                 PHILLIPS PETROLEUM COMPANY


                                        By:________________________________



Owner Trustee:                          WILMINGTON TRUST COMPANY, not in its
                                        individual capacity except as
                                        otherwise expressly provided herein
                                        but solely as Owner Trustee


                                        By:________________________________



                                        __________________________________
Owner Participant:

                                        By:________________________________



Indenture Trustee:                      SHAWMUT BANK CONNECTICUT,
                                          NATIONAL ASSOCIATION


                                        By:________________________________


Interim Loan Participant:               __________________________________


                                        By:________________________________

                                                                       EXHIBIT A
                                                         PARTICIPATION AGREEMENT


                           CERTIFICATE OF ACCEPTANCE


                 I, a duly appointed and authorized representative of the Lessor and PHILLIPS PETROLEUM COMPANY (the "Lessee") under the Lease (as defined in that certain Participation Agreement (Phillips Trust 94-__) dated as of ____________, 1994, among the Lessor, the Lessee and the Trustees identified therein), do hereby certify that I have received and accepted delivery, on behalf of the Lessor, and have delivered to, and on behalf of the Lessee hereby accept delivery of, under the Lease, the Units listed on Schedule A attached hereto:

                  PLACE ACCEPTED:

                  DATE ACCEPTED:


Dated:  ______________, 1994


                                             ______________________________
                                             Authorized Representative of
                                             the Lessor and the Lessee

(Phillips Trust No. 94-__)

                                                                       EXHIBIT B
                                                         PARTICIPATION AGREEMENT



                                    FORM OF
                                  BILL OF SALE


                 PHILLIPS PETROLEUM COMPANY, a Delaware corporation (the "Seller"), in consideration of the sum of One Dollar ($1) and other good and valuable consideration paid by Wilmington Trust Company not in its individual capacity, but solely as Owner Trustee (the "Owner Trustee") under the Trust Agreement (Phillips Trust No. 94-__), dated as of ________________, 1994, by and between the Owner Trustee (in its individual capacity) and (_________________) (the "Owner Participant"), at or before the execution and delivery of these presents, the receipt of which is hereby acknowledged, does hereby grant, bargain, sell, transfer, assign and set over unto the Owner Trustee and its successors and assigns all right, title and interest of the Seller, in and to the units of equipment (the "Equipment") set forth on Schedule A hereto which have been delivered by the Seller pursuant to the Participation Agreement (Phillips Trust No. 94-_), dated as of ________________, 1994, among the Seller, Phillips Petroleum Company, as Lessee, the Owner Participant, the Owner Trustee, Shawmut Bank Connecticut, National Association, as Indenture Trustee and ______________, as Interim Loan Participant.

                 And the Seller hereby warrants to the Owner Trustee and its successors and assigns that at the time of delivery of the Equipment the Seller had title thereto and good and lawful right to sell the Equipment and the Equipment was free and clear of all liens, security interests and other encumbrances of any nature except (as defined in Appendix A to the Lease referred to in the Participation Agreement) Liens described in clauses (i),
(ii) and (v) of the definition of "Permitted Liens" and Liens described in clauses (iii) and (iv) of such definition for amounts which are not due and payable, and the Seller covenants that it will defend such title to the Equipment against the demands of all persons whomsoever based on claims originating prior to the delivery of the Equipment by the Seller.


                 IN WITNESS WHEREOF, the Seller has caused this instrument to be executed in its name by a duly authorized officer on the _____ day of ___________, 1994.


                                       PHILLIPS PETROLEUM COMPANY


                                       By ___________________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT C



                          TRANSFEREE'S PARENT GUARANTY
                           (Phillips Trust No. 94-__)

                 TRANSFEREE'S PARENT GUARANTY (Phillips Trust No. 94-__), dated as of ___________ __, ____, by ____________________, a ____________ corporation
(the "Guarantor"), to the Owner Trustee (in its individual capacity and as Owner Trustee), the Indenture Trustee, the Lessee and each other Participant (collectively, together with their successors and assigns and the holders from time to time of the Equipment Notes, the "Beneficiaries" and, individually, a "Beneficiary").


                             W I T N E S S E T H :


                 WHEREAS, ____________________, a ____________ corporation (the
"Transferor"), is party to the Participation Agreement (Phillips Trust No. 94-__), dated as of ______________, 1994 (as amended, modified or supplemented from time to time, the "Participation Agreement"), among Phillips Petroleum Company, the Transferor, Shawmut Bank Connecticut, National Association, as Pass Through Trustee and as Indenture Trustee, Wilmington Trust Company, as Owner Trustee, and each other Participant; and

                 WHEREAS, the Transferor wishes to transfer, inter alia, all of its right, title and interest in and to the Participation Agreement, the Trust Estate, the Trust Agreement, the Tax Indemnity Agreement (as such terms are defined in the Participation Agreement), the Assignment and Assumption Agreement (Phillips Trust No. 94-__) dated as of ________________, 1994 between the Assignor thereunder and the Transferee and each other Operative Agreement (as defined in the Participation Agreement) to which the Transferor is a party or by which it is bound (collectively, the "Relevant Documents"), and all proceeds therefrom (if relevant) to, _________________, a _____________ corporation (together with its successors and assigns (other than a "Transferee" by transfer made in accordance with and pursuant to Section 6.1 of the Participation Agreement), in the capacity of Owner Participant under the Participation Agreement and the other Operative Agreements, the "Transferee"), an affiliate of the Guarantor, pursuant to the Assignment and Assumption Agreement (Phillips Trust No. 94-__), dated as of the date hereof, between the Transferor and the Transferee; and

                 WHEREAS, the terms of the Participation Agreement provide that the aforementioned transfer is conditioned upon the execution and delivery of this Guarantee by the Guarantor;

                 NOW, THEREFORE, in order that the Transferor may make the aforementioned transfer to the Transferee, the Guarantor hereby agrees with and for the benefit of the Beneficiaries as follows:

                 (a) Definitions. As used in this Guarantee, terms defined in the Participation Agreement are used herein as therein defined, unless otherwise defined herein.

                 (b)  Guarantee.    The Guarantor hereby unconditionally and
irrevocably guarantees to the Beneficiaries and their respective successors, indorsees and permitted transferees and assigns, the prompt and complete payment by the Transferee when due (whether at the stated maturity, by acceleration or otherwise) of, and the faithful performance of, and compliance with, all payment obligations of the Transferee under the Relevant Documents owed to such Beneficiary, in accordance with the terms thereof and the timely performance of all other obligations of the Transferee owed to such Beneficiary thereunder in accordance with the terms thereof (such payment and other obligations, the "Obligations"), and the Guarantor further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) that may be paid or incurred by the Beneficiaries in enforcing any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guarantee.

                 No payment or payments made by the Transferee, the Guarantor, any other guarantor or any other Person or received or collected by any Beneficiary from the Transferee, the Guarantor, any other guarantor or any other person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder until the Obligations are paid and performed in full.

                 If for any reason any Obligation to be performed or observed by the Transferee (whether affirmative or negative in character) shall not be observed or performed in accordance with the terms thereof, or if any amount payable by the Transferee referred to in Section 2(a) hereof shall not be paid promptly when due and payable, the Guarantor shall promptly perform or observe or cause to be performed or observed each such Obligation or undertaking and shall pay such amount at the place and to the person or entity entitled thereto pursuant to the Relevant Documents regardless of whether or not any Beneficiary or anyone on behalf of any Beneficiary shall have instituted any suit, action or proceeding or exhausted its remedies or taken any steps to enforce any rights against the Transferee or any other person or entity to compel any such performance or to collect all or any part of such amount pursuant to the provisions of the Relevant

Documents or at law or in equity, or otherwise, and regardless of any other condition or contingency.

                 (c) No Subrogation, Contribution, Reimbursement or Indemnity. Notwithstanding anything to the contrary in this Guarantee, the Guarantor hereby irrevocably waives any rights of subrogation, reimbursement, contribution, exoneration or indemnity that it may acquire against the Transferee due to any payment or performance made hereunder until all of the Obligations shall have been indefeasibly paid and performed in full; provided that, without exercising any rights of subrogation, the Guarantor may exercise any rights that it may have at law against the Transferee.

                 (d) Amendments, Etc. with Respect to the Obligations; Waiver of Rights. The Guarantor shall remain fully obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment or performance of any of the Obligations made by any Beneficiary may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Beneficiary and any Relevant Document and/or any collateral security document or other guarantee or document in connection therewith, may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the provisions thereof from time to time, and any collateral security, guarantee or right of offset at any time held by any Beneficiary for the payment or performance of the Obligations may be sold, exchanged, waived, surrendered or released. No Beneficiary shall have any obligation to protect, secure, perfect or ensure any lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against the Guarantor, a Beneficiary may, but shall be under no obligation to, make a similar demand on the Transferee or any other guarantor, and any failure by a Beneficiary to make any such demand or to collect any payments from the Transferee or any such other guarantor or any release of the Transferee or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of any Beneficiary against the Guarantor. For the purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings. The Guarantor represents and warrants that it owns, directly or indirectly, 100% of the capital stock of the Transferee or is otherwise an Affiliate of the Transferee and that its obligations hereunder shall continue unimpaired, even if the Guarantor no longer owns or is affiliated with the Transferee.

                 (e) Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Beneficiary upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Transferee or the Guarantor and any Beneficiary shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Transferee or the Guarantor with respect to the Obligations. The Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment and performance (and not merely of collectibility) without regard to (a) the validity, regularity or enforceability of any Relevant Document, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Beneficiary, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Transferee against any Beneficiary, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Transferee or the Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Transferee for the Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, any Beneficiary may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Transferee or any other person or entity or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by any Beneficiary to pursue such other rights or remedies or to collect any payments from the Transferee or any such other person or entity or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Transferee or any such other person or entity or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Beneficiary against the Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Beneficiaries, and their respective successors, indorsees and permitted transferees and assigns, until the earlier of (x) all of the Obligations and the obligations of the Guarantor under this Agreement shall have been satisfied by payment and performance in full (subject to paragraph (vi) below) or (y) except to the extent not assumed by a Transferee (as defined in Section 6.1 of the Participation Agreement) or guaranteed as provided therein, the right, title and interest of the Transferee shall have been transferred to a Person meeting the requirement of Section 6.1 of the Participation Agreement. The Guarantor further agrees that, without limiting the generality of this Guarantee, if any Beneficiary (or any permitted assignee thereof) shall be prevented by applicable law from exercising its remedies (or any of them) against the Transferee under any Operative Agreement, such Beneficiary (or any assignee thereof) shall be entitled to receive hereunder from the Guarantor, upon demand therefor, the sums that would have otherwise been due from the Transferee had such remedies been able to be exercised.

                 (f) Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Beneficiary upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Transferee or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Transferee or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made. The Guarantor shall not commence any "case" (as defined in Title 11 of the United States Code) against the Transferee.

                 (g) Payments. The Guarantor hereby guarantees that payments hereunder shall be paid without set-off, counterclaim, deduction or withholding, and shall be made in U.S. Dollars.

                 (h) Representations and Warranties. The Guarantor hereby represents and warrants that:

                   the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged;

                   the Guarantor has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guarantee;

                   this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally;

                   the execution, delivery and performance of this Guarantee will not violate any provision of any requirement of law or contractual obligation of the Guarantor and will not result in or require the creation or imposition of any lien on any of the properties or revenues of the Guarantor pursuant to any requirement of law or contractual obligation of the Guarantor;

                   no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other person (including, without limitation, any stockholder or creditor of the Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee;

                   no litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor or against any of its properties or revenues (i) with respect to this Guarantee or any of the transactions contemplated hereby or (ii) that could have a material adverse effect on the financial condition of the Guarantor or its ability to perform its obligations hereunder;

                   the balance sheet of the Guarantor as at ____________ and the related statement of income and retained earnings for the fiscal year then ended (copies of which have heretofore been furnished to each Beneficiary) (U.S. Guarantor only) (have been prepared in accordance with generally accepted accounting principles applied consistently throughout the period involved,) (other guarantors have been prepaid in accordance with applicable accounting principles and standards) are complete and correct and present fairly the financial condition of the Guarantor as at such date and the results of its operations for such fiscal year; and

                   the Guarantor is a (bank or other financial institution with a combined capital, surplus and undivided profits of at least $___________) (corporation whose tangible net worth is at least $___________), exclusive of goodwill, as of the proposed date of transfer, as determined in accordance with generally accepted accounting principles.

                 (i) Severability. Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 (j) Section Headings. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                 (k) No Waiver; Cumulative Remedies. No Beneficiary shall by any act (except by a written instrument pursuant to paragraph xiii hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any Beneficiary, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by a Beneficiary of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Beneficiary would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                 (l) Integration. This Guarantee represents the entire agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations by any Beneficiary relative to the subject matter hereof not reflected herein.

                 (m) Amendments and Waivers. None of the terms or provisions of this Guarantee may be waived, amended or supplemented or otherwise modified except by a written instrument executed by the Guarantor and each Beneficiary.

                 (n) Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Beneficiaries and their respective successors and (permitted) assigns.

                 (o) GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

                 (p) Notices. All notices, requests and demands to or upon the Guarantor or any Beneficiary to be effective shall be in writing or by telegraph, facsimile or telex and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail, five days after deposit in the postal system, certified mail pre- paid, or, in the case of telegraphic notice, when sent, answerback received, addressed to (a) in the case of the Guarantor (address, telex and fax information to be provided) and (b) in the case of any Beneficiary, the address, telex or telecopy number provided for such party in the Participation Agreement.

                 IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                                         (NAME OF GUARANTOR)



                                         ______________________________
                                         Title:

                                                                       EXHIBIT D



                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                           (Phillips Trust No. 94-__)


                 ASSIGNMENT AND ASSUMPTION AGREEMENT (Phillips Trust No. 94-__), dated as of_________, ___, between ____________________, a
_____________ corporation (the "Assignor"), and ____________, a ____________
corporation (the "Assignee").


                             W I T N E S S E T H :


                 WHEREAS, the parties hereto desire to effect (a) the transfer by the Assignor to the Assignee of all of the right, title and interest of the Assignor (except as reserved below) in, under and with respect to, among other things, (i) the Participation Agreement (Phillips Trust No. 94-__), dated as of ________________, 1994 among Phillips Petroleum Company, the Assignor, Shawmut Bank Connecticut, National Association, as Indenture Trustee, Wilmington Trust Company, as Owner Trustee and each other Participant (as amended, modified or supplemented from time to time, the "Participation Agreement"), including, without limitation, any indemnity payments payable to Assignor directly or indirectly thereunder, (ii) the Trust Agreement identified in the Participation Agreement (the "Trust Agreement"), (iii) the Trust Estate (as defined in the Trust Agreement), (iv) the Tax Indemnity Agreement identified in the Participation Agreement (the "Tax Indemnity Agreement") and (v) the proceeds therefrom and (b) the assumption by the Assignee of the obligations of the Assignor accruing thereunder; and

                 WHEREAS, such documents permit such transfer upon satisfaction of certain conditions heretofore or concurrently herewith being complied with;

                 NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows (capitalized terms used herein without definition having the meaning ascribed thereto in the Participation Agreement):

                 1. Assignment. The Assignor has sold, assigned, conveyed, transferred and set over, and does hereby sell, assign, convey, transfer and set over, unto the Assignee as of the date hereof all of its present and future right, title and interest in, under and with respect to the Trust Estate, the Participation Agreement, the Trust Agreement, the Tax Indemnity Agreement and all other Operative Agreements to which the Assignor is a party or any other contract, agreement, document or instrument relating to the Trust Estate by which the Assignor is bound, and any proceeds therefrom, together with all other documents and instruments evidencing any of such right, title and interest, except such rights of the Assignor as have accrued to the Assignor prior to the date hereof (including specifically, but without limitation, the right to receive any amounts due or accrued to the Assignor under the Trust Agreement as of a date prior to such date and the right to receive any indemnity payment pursuant to the Participation Agreement or the Tax Indemnity Agreement with respect to events occurring or circumstances existing prior to such date).

                 2. Assumption. The Assignee hereby undertakes all of the duties and obligations of the "Owner Participant" whenever accrued (other than duties and obligations of the Assignor attributable to acts or events occurring on or prior to the date hereof under the Participation Agreement, the Trust Agreement, any of the other Operative Agreements to which the Assignor is a party or by which it is bound or any other contract, agreement, document or other instrument relating to the Trust Estate to which the Assignor is a party or by which it is bound), pursuant to the Participation Agreement, the Trust Agreement, and each other Operative Agreement to which the Assignor is a party, each of the contract, agreement, document or instrument hereby assigned and each other contract, agreement, document or instrument relating to the Trust Estate by which the Assignor is bound, and hereby confirms that it shall be deemed a party to the Participation Agreement, the Trust Agreement and each other Operative Agreement to which the Assignor is a party or by which it is bound and each such other contract, agreement, document and instrument, and shall be bound by all the terms thereof (including the agreements and obligations of the Assignor set forth therein) as if therein named as the Owner Participant. The assignment and assumption contemplated hereby shall not release the Assignor from its obligations under the Participation Agreement or the Trust Agreement except to the extent expressly assumed by the Assignee pursuant to this Section 2.

                 3. Payments. The Assignor hereby covenants and agrees to pay over to the Assignee, if and when received following the date hereof, any amounts (including any sums payable as interest in respect thereof) paid to or for the benefit of the Assignor that, under Section 1 hereof, belong to the Assignee, and the Assignee hereby covenants and agrees to pay over to the Assignor, if and when received following the date hereof, any amounts (including any sums payable as interest in respect thereof) paid to or for the benefit of the Assignee that, under Section 1 hereof, belong to the Assignor.

                 4. Further Assurances. The Assignor shall, at any time and from time to time, upon the request of the Assignee, promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Assignee may reasonably request to obtain the full benefits of this Assignment and of the right and powers herein granted.

                 5. Investment Purpose. The Assignee hereby represents that it is acquiring the trust and other interests hereby assigned to it for its own account for the purpose of investment and not with a view to the distribution or resale of either thereof.

                 6. Representations and Warranties. The Assignee represents and warrants that:

                 (a) it has all requisite power and authority and legal right to enter into and carry out the transactions contemplated hereby and to carry out and perform the obligations of the Owner Participant under the Operative Agreements except for obligations not assumed by the Assignee pursuant to Section 2 hereof;

                 (b) on and as of the date hereof, the representations and warranties of the Owner Participant set forth in Section 3.6 of the Participation Agreement are true and correct as to the Assignee;

                 (c) the transfer to it of all of the Assignor's right, title and interest as Owner Participant will not violate any provisions of the Securities Act of 1933, as amended, or any other applicable Federal or state laws or regulations;

                 (d) the transfer (i) does not involve the use of any assets that are or could be deemed to be plan assets under 29 C.F.R.
         Section 2510.3-101 of an employee benefit plan (other than a government plan exempt from the coverage of ERISA) or (ii) if the assets of an employee benefit plan are so used, will not constitute a prohibited transaction which is not subject to an exemption contained in ERISA or the Code or adopted thereunder;

                 (e) neither it nor any of its Affiliates is involved or has been involved in any litigation adverse to the Lessee or is a direct or indirect competitor of the Lessee or otherwise is in the same industry as the Lessee (including, without limitation, (i) the industries of petroleum exploration, production, refining and marketing, (ii) natural gas gathering and processing and (iii) chemical production or distribution); and

                 (f) it is a "Transferee" satisfying the conditions set forth in clause (b) of Section 6.1 of the Participation Agreement.

                 7. GOVERNING LAW. THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                 8. Counterparts. This Assignment may be executed in any number of counterparts, all of which together shall constitute a single instrument. It shall not be necessary that any counterpart be signed by both parties so long as each party shall sign at least one counterpart.

                 9. Third Party Beneficiaries. The Assignee hereby agrees, for the benefit of the Owner Trustee (in its individual capacity and as Owner Trustee), the Indenture Trustee, the Lessee and each other Participant (collectively, the "Beneficiaries"), that its representations, warranties and covenants contained herein are also intended to be for the benefit of each Beneficiary, and each Beneficiary shall be deemed to be an express third party beneficiary with respect thereto, entitled to enforce directly and in its own name any rights or claims it may have against such party as such beneficiary.

                 IN WITNESS WHEREOF, the parties hereto, through their respective officers thereunto duly authorized, have duly executed this Assignment as of the day and year first above written.

                                   (ASSIGNOR)

                                   By:_____________________
                                      Title:


                                   (ASSIGNEE)

                                   By:_____________________
                                      Title:

                                                                     EXHIBIT E-1



                                                 _______________
To Each of the Persons Named
on the Attached Schedule I:

                Re:      Equipment Leased to Phillips Petroleum
                         Company (Phillips Trust No. 94-  )

Ladies and Gentlemen:

                 As counsel to _________, a (            ) corporation
("Assignee"), I advise you as follows in connection with the Assignment and Assumption Agreement (Phillips Trust No. 94-__) dated as of ____________ (the "Assignment Agreement") between Assignee and ________________, a _________ corporation ("Assignor"), and the transactions contemplated thereby. Capitalized terms used herein and not defined herein shall have the respective meanings attributed thereto in the Assignment Agreement. This opinion is being furnished to you pursuant to the request of Assignee.

                 I have, or an attorney under my supervision has, examined the Assignment Agreement. I have, or an attorney under my supervision has, also examined the originals, or certified, conformed, photocopied or telecopied copies of such corporate records, certificates, instruments and other documents as I have deemed necessary or appropriate to enable me to render the opinions expressed herein. In all such examinations, I have assumed the genuineness of signatures on original documents (other than those of Assignee) and the conformity to such original documents of all copies submitted to me as certified, conformed, photocopied or telecopied copies, and as to certificates and telegraphic and telephonic confirmations given by public officials, I have assumed the same to have been properly given and to be accurate. I have also assumed that the parties (or assignees of their interests therein) to the operative Documents (other than the Assignee) are in compliance with their respective representations, warranties and covenants set forth in the Operative Agreements as to the assignment or transfer of their rights or obligations thereunder or any offer with respect thereto. As to all matters of fact material to my opinions, I have, when relevant facts were not independently established, relied upon statements, representations and warranties contained in the Assignment Agreement and upon the statements and certificates furnished to me.

                 In addition, in rendering the opinions expressed herein I have assumed that (i) the Assignment Agreement has been duly authorized, executed, authenticated and delivered by Assignor and constitutes the legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with its terms, and (ii) Assignor has the requisite power, authority and legal right to enter into and perform its respective obligations under the Assignment Agreement.

                 A. Based upon the foregoing and subject to the limitations expressed in paragraph B below, I am of the opinion that:

                 1.       Assignee is a corporation duly organized, validly
         existing and in good standing under the laws of the State of (        )
         and has full corporate power and authority to execute, deliver and perform the Assignment Agreement and to perform its obligations under the Operative Agreements to which it is a party.

                 2. The Assignment Agreement does not require any approval not already obtained of stockholders of the Assignee or any approval or consent not already obtained of any trustee or holders of any indebtedness or obligations of the Assignee, and has been duly authorized, executed and delivered by Assignee.

                 3. Neither the execution and delivery of the Assignment Agreement by Assignee, nor the consummation by Assignee of the transactions contemplated thereby and performance of the obligations of the "Owner Participant" under the Operative Agreements which have been assumed by the Assignee under the Assignment Agreement, conflicts with, results in a breach of or violates any of the terms, conditions or provisions of (i) the (Certificate) (Articles) of Incorporation or By-laws of Assignee or (ii) to the best of my knowledge, any order, writ, injunction or decree of any court or governmental authority against the Assignee or by which the Assignee or any of its properties is bound.

                 4. Each of the Assignment Agreement and the Operative Agreements to which the Assignee is a party constitutes a legal, valid and binding obligation of Assignee enforceable against Assignee in accordance with the terms thereof, except as the enforceability thereof may be limited by (a) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), (b) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (c) public policy considerations (in the case of any indemnity provisions contained therein or in the Operative Agreements).

                 5. Neither the execution and delivery by Assignee of the Assignment Agreement, nor the consummation by Assignee of any of the transactions contemplated thereby or performance of the obligations of the "Owner Participant" under the Operative Agreements which have been assumed by the Assignee under the Assignment Agreement, violates any law, governmental rule or regulation of the United States or the State of
         (             ) or any governmental subdivision thereof applicable in
         each case to the Assignee or contravene or result in any breach of or constitute any default under, or result in the creation of any Lien (other than Liens provided for in the Operative Agreements) upon, any property of the Assignee or any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which the Assignee is a party or by which it or its properties may be bound or affected.

                 6. The purchase by Assignee of the interests assigned pursuant to the Assignment Agreement and the assumption by the Assignee of the obligations of the "Owner Participant" under the Operative Agreements to which the Owner Participant is a party and which have been assumed by the Assignee pursuant to the Assignment Agreement, do not require registration under the Securities Act of 1933, as amended.

                 7. To the best of my knowledge, there are no pending or, to the knowledge of the Assignee, threatened actions or proceedings against the Assignee before any court or administrative agency which, if determined adversely to the Assignee, would materially adversely affect the ability of the Assignee to perform its obligations under the Assignment Agreement or under any Operative Agreement to which it is a party.

                 B.       I am qualified to practice law in the State of
(             ) and I express no opinion as to any laws other than the laws of
the State of (           ) and the federal laws of the United States of America.

                                               Very truly yours,

                                   SCHEDULE I



Phillips Petroleum Company,
  as Lessee


__________________________
  as Owner Participant


Wilmington Trust Company, as Owner
  Trustee


Shawmut Bank Connecticut,
  National Association, as Indenture Trustee


(Assignor)

Holders of Equipment Notes
from time to time

                                                                     EXHIBIT E-2



                                                    ___________________


To Each of the Persons Named
on the Attached Schedule I:

                Re:      Equipment Leased to Phillips Petroleum
                         Company (Phillips Trust No. 94-  )

Ladies and Gentlemen:

                 As counsel to ______________, a (         ) corporation
("Guarantor"), I advise you as follows in connection with the Guaranty Agreement (Phillips Trust No. 94-__) dated as of ________ (the "Guaranty Agreement") by Guarantor in favor of Phillips Petroleum Company, as Lessee ________________, as Owner Participant, each Lender named therein, Wilmington Trust Company, as Owner Trustee and Shawmut Bank Connecticut, National Association, as Indenture Trustee and the Holders from time to time of the Equipment Notes and the transactions contemplated thereby. Capitalized terms used herein and not defined herein shall have the respective meanings attributed thereto in the Guaranty Agreement. This opinion is being furnished to you pursuant to the request of Guarantor.

                 I have, or an attorney under my supervision has, examined the Guaranty Agreement. I have, or an attorney under my supervision has, also examined the originals, or certified, conformed, photocopied or telecopied copies of such corporate records, certificates, instruments and other documents as I have deemed necessary or appropriate to enable me to render the opinions expressed herein. In all such examinations, I have assumed the genuineness of signatures on original documents (other than those of Guarantor) and the conformity to such original documents of all copies submitted to me as certified, conformed, photocopied or telecopied copies, and as to certificates and telegraphic and telephonic confirmations given by public officials, I have assumed the same to have been properly given and to be accurate. As to all matters of fact material to my opinions, I have, when relevant facts were not independently established, relied upon statements, representations and warranties contained in the Guaranty Agreement and upon the statements and certificates furnished to me.

                 In addition, in rendering the opinions expressed herein, I have assumed that (i) the Assignment Agreement has been duly authorized, executed, authenticated and delivered by the parties thereto and constitutes the legal, valid and binding obligation of the parties thereto, enforceable against each such party in accordance with its terms and (ii) each of Assignor and

Assignee has the requisite power, authority and legal right to enter into and perform its respective obligations under the Assignment Agreement.

                 A. Based upon the foregoing and subject to the limitations expressed in paragraph B below, I am of the opinion that:

                 1.       Guarantor is a corporation duly organized, validly
         existing and in good standing under the laws of the State of (        )
         and has full corporate power and authority to execute, deliver and perform the Guaranty Agreement.

                 2. The Guaranty Agreement has been duly authorized, executed and delivered by Guarantor.

                 3. Neither the execution and delivery of the Guaranty Agreement by Guarantor, nor the consummation by Guarantor of the transactions contemplated thereby, conflicts with, results in a breach of or violates any of the terms, conditions or provisions of the (Certificate) (Articles) of Incorporation or By-laws of Guarantor or will violate any provision of any requirement of law or contractual obligation of the Guarantor or will result in or require the creation or imposition of any lien on any of the properties or revenues of the Guarantor pursuant to any requirement of law or contractual obligation of the Guarantor.

                 4. No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other person (including, without limitation, any stockholder or creditor of the Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty.

                 5. To the best of my knowledge, no litigation, investigation or proceeding of or before any arbitrator or
         governmental authority is pending or, to the knowledge of    the
         Guarantor, threatened by or against the Guarantor or against any of its properties or revenues (i) with respect to this Guaranty or any of the transactions contemplated hereby or (ii) that could have a material adverse effect on the financial condition of the Guarantor or its ability to perform its obligations thereunder.

                 6. The Guaranty Agreement constitutes a legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with the terms thereof, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally.

                 B.       I am qualified to practice law in the State of
(           ) and I express no opinion as to any laws other than the laws of
the State of (           ) and the federal laws of the United States of America.

                                                            Very truly yours,

                                   SCHEDULE I



Phillips Petroleum Company,
  as Lessee


____________________________________
  as Owner Participant


Wilmington Trust Company, as Owner
  Trustee

Shawmut Bank Connecticut,
  National Association, as Indenture Trustee

(Assignor)

Holders of Equipment Notes
from time to time